This filing is made pursuant to Rule 424(b)(2) under

the Securities Act of 1933 in connection with Registration No. 333-276616

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 19, 2024)

Medium-Term Notes, Series B

Due Nine Months or More From Date of Issue

Toyota Motor Credit Corporation (“TMCC”) may offer its medium-term notes from time to time. TMCC will provide the specific terms of any notes offered in a pricing supplement. Unless the pricing supplement provides otherwise, the notes offered will have the following terms:

•	The notes will mature nine months or more from the date of issue.

•	The notes will be unsecured unsubordinated obligations of TMCC.

•	The notes may bear interest at fixed or floating rates or may not bear any interest. Floating rate interest may be based on one or more of the following rates plus or minus one or more fixed amounts or multiplied by one or more leverage factors:

o	CMT Rate

o	Commercial Paper Rate

o	Compounded Daily SOFR

o	Compounded SOFR Index

o	Eleventh District Cost of Funds Rate

o	Federal Funds Rate

o	Federal Funds OIS Compound Rate

o	Prime Rate

o	SOFR

o	Treasury Rate

o	Any other rate specified in the applicable pricing supplement or any combination of rates specified in the applicable pricing supplement.

•	The pricing supplement will specify the interest payment dates.

•	Payments on notes issued as indexed notes will be determined by reference to the index specified in the pricing supplement.

•	The pricing supplement will specify if the notes can be redeemed before their maturity and if they are subject to mandatory redemption, redemption at TMCC’s option or repayment at the option of the holder of the notes.

•	The notes will be denominated in U.S. dollars or any other currency specified in the applicable pricing supplement.

•	The notes will be in certificated or book-entry form.

•	The notes will be in minimum denominations of $1,000, increased in multiples of $1,000, unless specified otherwise in the applicable pricing supplement. TMCC will specify the minimum denominations for notes denominated in a foreign currency in the applicable pricing supplement.

Investing in the notes involves risks. See “Risk Factors” on page S-3 of this prospectus supplement and page 1 of the accompanying prospectus and, if applicable, any risk factors described in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Agents’ Discounts and Commissions	Proceeds to Toyota Motor Credit Corporation

Per note	100.000%(1)	0.050% – 0.875%(2)	99.125% – 99.950%(2)

_____________________

(1)	Unless the pricing supplement provides otherwise, TMCC will issue the notes at 100.000% of their principal amount.

(2)	Unless the pricing supplement provides otherwise, TMCC will pay any agent acting on its behalf in connection with the sale of a note offered hereby a discount or commission ranging from 0.050% to 0.875% of the price to the public of such note and, accordingly, the proceeds to TMCC will range from 99.125% to 99.950%.

TMCC is offering the notes on a continuing basis through the agents listed below. These agents will use their reasonable efforts to sell the notes offered. TMCC may also appoint additional agents. TMCC may also sell notes to the agents listed below or others, as principal, for resale to investors and other purchasers. In this prospectus supplement, persons who solicit offers to purchase the notes from TMCC as agents or who purchase the notes from TMCC as principal for resale are referred to as “agents.” TMCC may also sell notes without the assistance of an agent.

This prospectus supplement may also be used for offers and sales related to market making transactions in TMCC’s Medium-Term Notes, Series B.

BofA Securities

Arranger

Barclays

Citigroup

Deutsche Bank Securities

HSBC

J.P. Morgan

Mizuho

Morgan Stanley

RBC Capital Markets

SOCIETE GENERALE

TD Securities

Toyota Financial Services Securities USA Corporation

The date of this prospectus supplement is January 22, 2024.

In this prospectus supplement, unless otherwise indicated by the context, “TMCC” refers specifically to Toyota Motor Credit Corporation (excluding its subsidiaries) and “we,” “our” and “us” refer specifically to Toyota Motor Credit Corporation and its consolidated subsidiaries. TMCC is the issuer of all of the notes offered under this prospectus supplement. References to “TMC” are to TMCC’s indirect parent, Toyota Motor Corporation. TMCC’s website is http://www.toyotafinancial.com. The information on the website is not part of, or incorporated by reference into, this prospectus supplement or any applicable pricing supplement.

This prospectus supplement does not contain complete information about the offering of the notes. No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus. If the terms of particular notes described in the applicable pricing supplement are different from those described in this prospectus supplement or the accompanying prospectus, you should rely on the information in the applicable pricing supplement.

Neither TMCC nor the agents have authorized any person to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus prepared by or on behalf of TMCC or to which TMCC has referred you. Neither TMCC nor the agents take responsibility for, and neither TMCC nor the agents can provide any assurance as to, any other information. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement or any free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and other information may have changed since those dates. Neither TMCC nor the agents are making an offer to sell the notes in any jurisdiction where the offer, solicitation or sale is not permitted.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – Unless otherwise specified in the applicable pricing supplement, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

MIFID II PRODUCT GOVERNANCE / TARGET MARKET – The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

TMCC makes no representation or warranty as to any manufacturer’s or EU distributor’s compliance with the MiFID Product Governance Rules.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – Unless otherwise specified in the applicable pricing supplement, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the EUWA or have been implemented in UK domestic law, as appropriate.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

UK MIFIR PRODUCT GOVERNANCE / TARGET MARKET – The pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

TMCC makes no representation or warranty as to any manufacturer’s or UK distributor’s compliance with the UK MiFIR Product Governance Rules.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, our performance and results may differ materially from those described or implied by such forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “estimate,” “project,” “should,” “intend,” “will,” “may” or words or phrases of similar meaning are intended to identify forward-looking statements. We caution that the forward-looking statements involve known and unknown risks, uncertainties and other important factors such as the following that may cause actual results to differ materially from those stated:

•	Changes in general business, economic and geopolitical conditions, including trade policy, as well as in consumer demand and the competitive environment in the automotive markets in the United States;

•	Changes in interest rates and credit spreads;

•	A decline in Toyota Motor North America, Inc. (“TMNA”) or any private label sales volume and the level of TMNA or any private label sponsored subvention, cash and contractual residual value support incentive programs;

•	Extreme weather conditions, natural disasters, changes in fuel prices, manufacturing disruptions and production suspensions of Toyota, Lexus and private label vehicles and related parts supply;

•	Increased competition from other financial institutions seeking to increase their share of financing Toyota, Lexus and private label vehicles;

•	Changes in consumer behavior;

•	Recalls announced by TMNA or private label companies and the perceived quality of Toyota, Lexus and any private label vehicles;

•	Risks related to health epidemics and other outbreaks;

•	Availability and cost of financing;

•	Failure or interruption in our operations, including our communications and information systems, or as a result of our failure to retain existing or to attract new key personnel;

•	Increased cost, credit and operating risk exposure, or our failure to realize the anticipated benefits, from our private label financial services to third-party automotive and mobility companies, including Mazda Motor of North America, Inc. and Great American Outdoors Group LLC, the parent company of Bass Pro Shops, Cabela’s and the White River Marine Group;

•	Changes in our credit ratings and those of our ultimate parent, TMC and changes in our credit support arrangements;

•	Changes in our financial position and liquidity, or changes or disruptions in our funding sources or access to the global capital markets;

•	Revisions to the estimates and assumptions for our allowance for credit losses;

•	Flaws in the design, implementation and use of quantitative models and revisions to the estimates and assumptions that are used to determine the value of certain assets;

•	Fluctuations in the value or market prices of our investment securities;

•	Changes in prices of used vehicles and their effect on residual values of our off-lease vehicles and return rates;

•	Failure of our customers or dealers to meet the terms of any contract with us, or otherwise perform as agreed;

•	Market risks including changes in interest rates and foreign currency exchange rates and market prices;

•	Failure or changes in commercial soundness of our counterparties and other financial institutions;

•	Insufficient establishment of reserves, or the failure of a reinsurer to meet its obligations, in our voluntary protection operations;

•	A security breach or a cyber-attack;

•	Failure to maintain compliant enterprise data practices, including the collection, use, sharing and security of personally identifiable and financial information of our customers and employees;

•	Compliance with current laws and regulations or becoming subject to more stringent laws, regulatory requirements and regulatory scrutiny;

•	Changes in the economies and applicable laws in the states where we have concentration risk; and

•	Other risks and uncertainties under “Risk Factors” in this prospectus supplement and our incorporated documents.

Forward-looking statements speak only as of the date they are made. TMCC will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements.

RISK FACTORS

Your investment in the notes involves risks. You should consult with your own financial and legal advisers as to the risks involved in an investment in the notes and to determine whether the notes are a suitable investment for you. The notes may not be a suitable investment for you, including if you are unsophisticated about debt securities. Notes denominated or payable in a foreign currency are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. Indexed notes are not an appropriate investment for investors who are unsophisticated with respect to the type of index or formula used to determine the amount payable. Floating rate notes are not an appropriate investment for investors who are unsophisticated with respect to the specific procedures used to determine the interest rate of such notes. You should carefully consider the risk factors discussed below and the risks described under “Risk Factors” on page 1 of the accompanying prospectus or in the documents incorporated by reference into the accompanying prospectus, as well as the other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, before making a decision to invest in the notes. The pricing supplement for a particular issuance of notes may describe additional information and risks applicable to those notes.

Risks Related to the Structure of and Market for the Notes

An Investment in Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Entails Special Risks

An investment in notes where the principal, premium or interest is determined by reference to interest rate, currency or other indices or formulas will entail significant risks not associated with an investment in conventional fixed or floating rate notes. Examples of this type of note are notes where any or all of the principal, premium and interest is indexed to one or more:

•	interest rates;

•	currencies, including exchange rates and swap indices between currencies;

•	commodities or stocks; or

•	other indices or formulas specified in a particular pricing supplement.

The risks from this type of investment include the possibility that the index or indices may fluctuate significantly and therefore (1) you will receive a lower amount of, or no, principal, premium or interest and at different times than you expected and (2) the secondary market for indexed notes will be negatively affected by a number of factors, independent of TMCC’s creditworthiness. Such factors include the volatility of the index selected, the time remaining to the maturity of the notes, the amount outstanding of the notes and market interest rates. TMCC has no control over a number of factors affecting this type of note, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine the amount of principal, premium, or interest payable in respect of a note contains a multiple or leverage factor, the effect of any change in the index or formula will be magnified. In recent years, particular interest rates and indices have been highly volatile and this volatility may be expected to continue in the future. However, past experience is not necessarily indicative of what may happen in the future and the historical experience of an index should not be taken as an indication of its future performance. Accordingly, you should consult your own financial and legal advisors as to the risk entailed by an investment in indexed notes.

The Secondary Market Price of Notes Indexed to Interest Rates, Currencies, Indices or Formulas Are Likely to Be Adversely Affected Since TMCC’s Cost of Distributing the Notes and Cost of Hedging Its Payment Obligations Under the Notes Will Be Included in the Original Offering Price of These Notes

For notes that are linked to interest rates, currencies, indices or formulas, assuming no change in the level of the applicable linked interest rate, currencies or other index or formula, the price, if any, at which buyers are willing to purchase those notes in secondary market transactions will likely be less than the original offering price of the notes since the original offering price included, and the secondary market price, if any, offered to you will likely exclude, the cost of original distribution and the cost of any hedge of TMCC’s payment obligations under the notes. In addition, any such prices may be lower than the value of the notes determined by pricing models used by an agent, as a result of dealer discounts, mark-ups or other transaction costs. See also, “—Many Factors Affect the Trading Market and Market Value of Your Notes” for other factors that may affect the trading market and market value of your notes.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at TMCC’s option or are otherwise subject to mandatory redemption, TMCC may redeem your notes at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed notes. For this reason, an optional or mandatory redemption feature can affect the market value of your notes. TMCC’s redemption right also may adversely affect your ability to sell your notes as the redemption date approaches.

The Price at Which the Notes May Be Sold Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased

The price at which the notes may be sold prior to maturity will depend on a number of factors, including, but not limited to: (i) actual or anticipated changes in the level of the index to which notes are linked, if any, (ii) volatility of the level of the index to which notes are linked, if any, (iii) changes in interest and yield rates, (iv) any actual or anticipated changes in TMCC’s credit ratings or credit spreads and (v) the time remaining to maturity of the notes. Generally, the longer the time remaining to maturity and the more tailored the exposure, the more the market price of the notes will be affected by the other factors described in the preceding sentence. This can lead to significant adverse changes in the market price of securities such as the notes. Depending on the actual or anticipated level of the index to which notes are linked, the market value of the notes may decrease and you may receive substantially less than 100% of the issue price if you sell your notes prior to maturity.

Your Notes May Not Have an Established Trading Market, and There May Not Be a Secondary Market for Your Notes

TMCC does not anticipate any note will have an established trading market when issued. Agents may from time to time purchase and sell notes in the secondary market, but no agent is obligated to do so. From time to time, agents may make a market in the notes, but any market making may be discontinued at any time. For these reasons, you should not assume that there will be any secondary market for your notes or, if there is a market, that it will be liquid. In addition, even if a secondary market develops for any notes, the spread between bid and asked prices for the notes may be substantial. The notes will not be listed on any securities exchange unless otherwise provided in the applicable pricing supplement, although listing may not enhance the trading market for the notes.

In addition, the risks relating to a lack of an established trading market and/or a limited secondary market are heightened for notes that use any new market rate or method for determining an interest rate (such as an interest rate based upon the Secured Overnight Financing Rate) because market terms for such notes, such as the Spread, may evolve over time and, as a result, trading prices of such notes may be lower than those of later-issued notes that are linked to such market rate. Similarly, if such market rate does not prove to be widely used in similar debt securities, the trading price of such notes may be lower than that of debt securities that are linked to rates that are more widely used. Investors in such notes may not be able to sell their notes at all or may not be able to sell their notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of such market rate during the applicable period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

Many Factors Affect the Trading Market and Market Value of Your Notes

TMCC cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors may affect the trading market or market value of your notes. Some of these factors, which are mentioned below, are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:

•	the credit ratings assigned to TMCC, TMC or the notes;

•	TMCC’s or TMC’s perceived creditworthiness, which may be impacted by our or TMC’s financial condition, cash flow or results of operations;

•	the complexity and volatility of any index or formula applicable to the notes;

•	the method of calculating any principal, premium or interest to be paid on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	any redemption or repayment features of the notes;

•	the amount of other securities linked to any index or formula applicable to the notes; and

•	the level, direction and volatility of market interest rates generally and other conditions in the credit markets, including the degree of liquidity in the credit markets generally.

In addition, because some notes may be designed for specific investment objectives or strategies, those notes may (1) have a more limited trading market and (2) experience more price volatility than conventional debt securities.

Because of these limitations, you may not be able to sell notes readily or at prices that enable you to realize the yield you expect. In this regard, notes issued at a substantial discount from their principal amount payable at maturity trade at prices that tend to fluctuate more in relation to general changes in interest rates than the prices for conventional interest-bearing notes with comparable maturities. You should not purchase notes unless you understand and are able to bear the risk that particular notes may not be easy to sell and that the value of the notes will fluctuate over time, perhaps significantly.

In addition, if your investment activities are subject to legal investment laws and regulations, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before making a decision to invest in the notes.

TMCC’s Credit Ratings Do Not Reflect the Full Risks of an Investment in the Notes

The credit ratings assigned to TMCC represent the rating agencies’ opinion regarding its credit quality and are not a guarantee of quality. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. The credit ratings on this Medium-Term Note program are an assessment by the rating agencies of TMCC’s ability to make payments on the notes when such payments are due. Consequently, real or anticipated changes in the program’s credit ratings will generally affect the market value of your notes. The credit ratings on the program, however, do not take into account fluctuations in the structure or market value of the notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index or indices. Therefore, the ratings assigned by the rating agencies to TMCC may not fully reflect the risks of an investment in the notes.

Hedging and Trading Activities by TMCC, the Agents and Their Affiliates May Adversely Affect Your Return on the Notes and the Value of the Notes

TMCC, the agents and their affiliates may carry out activities to mitigate their risks related to notes that are linked to an interest rate, currency, index or formula. In particular, on or prior to the date of the applicable pricing supplement, TMCC, the agents and/or any of their affiliates may have hedged their anticipated exposure in connection with some of the notes by taking positions in assets (or options or futures contracts on such assets) that relate to a linked interest rate, currency, index or formula or in other instruments that they deem appropriate in connection with such hedging. These trading activities, however, could potentially alter the level of a linked interest rate, linked currency, linked index or linked formula and/or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes.

The agents and their affiliates are likely to modify any hedge position they may enter into in respect of the notes throughout the term of the notes by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or other instruments that they deem appropriate. Neither TMCC, the agents nor any of their affiliates can give any assurance that their hedging or trading activities will not affect the level of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula. It is also possible that TMCC, the agents and any of their affiliates could receive substantial returns from these hedging activities while the value of the notes may decline.

TMCC, the agents and/or any of their affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or linked formula or options or futures on such linked interest rate, linked currency, linked index or linked formula on a regular basis as part of their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the level of a linked interest rate, linked currency, linked index or linked formula, the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula and, therefore, the value of the notes linked to such interest rate, currency, index or formula.

TMCC, the agents and/or any of their affiliates may also issue or underwrite other notes or financial or derivative instruments with returns linked or related to changes in the value of a linked interest rate, linked currency, linked index or linked formula or the underlying asset(s) that relate to such linked interest rate, linked currency, linked index or linked formula. By introducing competing products into the marketplace in this manner, TMCC, the agents and any of their affiliates could adversely affect the value of the notes.

The Agents and Their Affiliates May Publish Reports, Express Opinions or Provide Recommendations That Are Inconsistent with Investing in or Holding the Notes. Any Such Reports, Opinions or Recommendations Could Directly Affect the Value of the Notes and Could Affect the Level of a Linked Interest Rate, Linked Currency, Linked Index or Linked Formula and, Therefore, the Value of the Notes

The agents and their affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with investing in or holding the notes. The agents and their affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the notes. Any reports, opinions or recommendations expressed by the agents and/or any of their affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the rate or market measure to which the notes may be linked.

Tax Consequences of Holding the Notes

The tax consequences to you of owning and disposing of the notes may vary depending on the terms of the notes and your particular status and circumstances. You should consult with your own tax adviser about the U.S. federal, state, local and non-U.S. tax consequences to you of owning and disposing of the notes.

Floating Rate Notes Have Risks That Conventional Fixed Rate Notes Do Not

Because the interest rate of floating rate notes may be based upon the CMT Rate, the Commercial Paper Rate, Compounded Daily SOFR, Compounded SOFR Index, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, the Federal Funds OIS Compound Rate, the Prime Rate, SOFR or the Treasury Rate or other such interest rate basis or interest rate formula or combination of rates as specified in the applicable pricing supplement, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuations of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations, as well as risks associated with replacement interest rates should the interest rate of the applicable floating rate notes be discontinued. TMCC has no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events. For additional risks relating to certain interest rate bases, see “Risk Factors—Additional Risks Related to Notes Indexed to Certain Interest Rates.”

Additional Risks Related to Notes Indexed to Certain Interest Rates

The Secured Overnight Financing Rate Published Daily by the New York Federal Reserve Has a Limited History; the Future Performance of the Secured Overnight Financing Rate Cannot Be Predicted Based on Historical Performance of the Secured Overnight Financing Rate

You should note that publication of the Secured Overnight Financing Rate (as defined under “Description of the Notes—Interest and Interest Rates—General” and as described under “Secured Overnight Financing Rate and SOFR Index—Secured Overnight Financing Rate”) began on April 3, 2018 and it therefore has a limited history as compared to other interest rate bases. In addition, the future performance of the Secured Overnight Financing Rate cannot be predicted based on the limited historical performance. The level of the Secured Overnight Financing Rate during the term of any notes linked to the Secured Overnight Financing Rate, including Compounded SOFR Notes (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes”) and SOFR Notes (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—SOFR Notes”), may bear little or no relation to the historical level of the Secured Overnight Financing Rate. Prior observed patterns, if any, in the behavior of market variables and their relation to the Secured Overnight Financing Rate, such as correlations, may change in the future. While some pre-publication historical data have been released by the New York Federal Reserve (as defined under “Description of the Notes—Interest and Interest Rates—General”), such analysis inherently involves assumptions, estimates and approximations. The future performance of the Secured Overnight Financing Rate is impossible to predict and therefore no future performance of the Secured Overnight Financing Rate, or any notes linked to the Secured Overnight Financing Rate, may be inferred from any of the historical simulations or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of the Secured Overnight Financing Rate or any notes linked to the Secured Overnight Financing Rate. Changes in the levels of the Secured Overnight Financing Rate will affect the interest rate basis and, therefore, the return on any notes linked to the Secured Overnight Financing Rate and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the interest rate basis or the Secured Overnight Financing Rate will be positive.

The Specific Procedures Used to Determine the Interest Rate With Respect to Any Compounded SOFR Notes or SOFR Notes May Not Be Widely Adopted by Other Market Participants, If at All

The market precedent that exists for securities that use the Secured Overnight Financing Rate as the interest rate is relatively new, and the method for calculating a rate of interest based upon the Secured Overnight Financing Rate in those precedents varies. Further, the market precedent that exists for securities that use a compounded daily reference rate (such as Compounded Daily SOFR or Compounded SOFR Index) as the interest rate is relatively new, and the method for calculating a rate of interest based upon a compounded daily reference rate in those precedents varies. Accordingly, the specific procedures used to determine the interest rate with respect to any Compounded SOFR Notes or SOFR Notes may not be widely adopted by other market participants, if at all. Furthermore, uncertainty with respect to market conventions related to the calculation of another alternative rate and whether such alternative rate is a suitable replacement or successor for Compounded Daily SOFR or Compounded SOFR Index may adversely affect the liquidity, return on, value and trading market for Compounded SOFR Notes. Accordingly, you should carefully review the specific procedures for determining the interest rate with respect to any Compounded SOFR Notes or SOFR Notes before making an investment in such notes. Furthermore, Compounded SOFR, as used with respect to any Compounded SOFR Notes, may be a different interest rate basis than the Secured Overnight Financing Rate-linked indices used in certain of our previously issued securities. If the market adopts a different calculation method than used in any Compounded SOFR Notes, that would likely adversely affect the market value of such Compounded SOFR Notes. For additional information regarding the SOFR Index, see “Secured Overnight Financing Rate and SOFR Index—SOFR Index” below.  Furthermore, SOFR, as used with respect to any SOFR Notes, may include procedures for determining the interest rate that differ from those used in our previously issued Secured Overnight Financing Rate-linked securities. If the market adopts different determination procedures, that would likely adversely affect the market value of such SOFR Notes.

The Total Amount of Interest Payable on Compounded SOFR Notes or SOFR Notes With Respect to a Particular Interest Period or Interest Payment Calculation Period, Respectively, Will Only Be Capable of Being Determined Near the End of Such Period

Compounded SOFR or SOFR applicable to a particular Interest Period (as defined in the applicable pricing supplement) or Interest Payment Calculation Period (as defined in the applicable pricing supplement), respectively and, therefore, the total amount of interest payable on Compounded SOFR Notes or SOFR Notes with respect to such period will be determined on the applicable Interest Determination Date for such period. Because each such date is near the end of such period, you will not know the total amount of interest payable on Compounded SOFR Notes or SOFR Notes with respect to a particular Interest Period or Interest Payment Calculation Period, respectively, until shortly prior to the related Interest Payment Date (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Interest Payments”) and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such Interest Payment Date. In addition, some investors may be unwilling or unable to trade any notes linked to the Secured Overnight Financing Rate without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such notes.

The Methodology Used to Determine Compounded SOFR With Respect to any Compounded SOFR Notes May Result in a Lower Rate of Interest Payable on the Notes Than if an Alternative Method Were Used

The amount of interest payable with respect to Compounded SOFR Notes will be calculated by reference to (i) where “Compounded Daily SOFR” is specified in the applicable pricing supplement as the manner in which the rate of interest is to be determined, the rate of return calculated based on a formula that uses the published daily Secured Overnight Financing Rate as the reference rate for the calculation of interest and applies a “lookback”; or (ii) where “Compounded SOFR Index” is specified in the applicable pricing supplement as the manner in which the rate of interest is to be determined, the rate of return calculated based on a formula that references the SOFR Index published by the New York Federal Reserve, which is itself the compounded rate of SOFR during a specified period.

There are other market conventions for daily compounding rates in arrears, and you should be aware that use of the “lookback” convention or the Index convention may result in a lower rate of interest payable on the Notes than if an alternative convention were used.

TMCC, the Calculation Agent or TMCC’s Designee Will Have Authority to Make Determinations, Elections, Calculations and Adjustments That Could Adversely Affect the Value of and Your Return on Certain Floating Rate Notes

TMCC, the calculation agent or TMCC’s designee will have authority to make determinations, elections, calculations and adjustments that could adversely affect the value of and your return on certain floating rate notes. For example, TMCC or its designee will make determinations, decisions, elections, calculations and adjustments with respect to Compounded SOFR Notes or SOFR Notes as set forth below under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes,” respectively, that may adversely affect the value of and your return on such notes. In addition, TMCC or its designee may determine the Benchmark Replacement (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes—Definitions” and “—SOFR Notes—Definitions”) and the Benchmark Replacement Adjustment (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes—Definitions” and “—SOFR Notes—Definitions”) and can apply any Benchmark Replacement Conforming Changes (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes—Definitions” and “—SOFR Notes—Definitions”) deemed reasonably necessary to adopt the Benchmark Replacement. Although TMCC or its designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between TMCC or its designee and you. All determinations, decisions and elections by TMCC or its designee are in TMCC’s or the designee’s sole discretion and will be conclusive for all purposes and binding on TMCC or its designee and holders of any notes linked to the Secured Overnight Financing Rate absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to any notes linked to the Secured Overnight Financing Rate, all determinations, decisions and elections by TMCC or its designee will become effective without consent from the holders of any notes linked to the Secured Overnight Financing Rate or any other party. In making the determinations, decisions and elections noted below under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes—Effect of a Benchmark Transition Event” or “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—SOFR Notes—Effect of a Benchmark Transition Event,” as applicable, TMCC or its designee may have economic interests that are adverse to your interests, and such determinations, decisions, elections, calculations and adjustments may adversely affect the value of and your return on any notes linked to the Secured Overnight Financing Rate. Because the Benchmark Replacement is uncertain, TMCC or its designee are likely to exercise more discretion in respect of calculating interest payable on any notes linked to the Secured Overnight Financing Rate than would be the case in the absence of a Benchmark Transition Event (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes”) and its related Benchmark Replacement Date (as defined under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes” and “—SOFR Notes”). These potentially subjective determinations may adversely affect the value of any notes linked to the Secured Overnight Financing Rate, the return on any notes linked to the Secured Overnight Financing Rate and the price at which you can sell any notes linked to the Secured Overnight Financing Rate.

Compounded SOFR Is a Daily Compounded Rate That Is Relatively New in the Marketplace

The interest rate on Compounded SOFR Notes will either be based on a formula used to calculate a daily compounded SOFR rate or will be calculated based on a formula using the SOFR Index (as specified in the applicable pricing supplement), both of which are relatively new in the marketplace. The interest rate on Compounded SOFR Notes for an Interest Period will not be calculated by using the Secured Overnight Financing Rate published on or in respect of a single date during (or prior to) such Interest Period or an arithmetic average of the Secured Overnight Financing Rates during such period. For this and other reasons, the interest rate on Compounded SOFR Notes during any Interest Period will not necessarily be the same as the interest rate on other Secured Overnight Financing Rate-linked investments that use an alternative basis to determine the applicable interest rate.

Further, if the Secured Overnight Financing Rate in respect of a particular date during an Interest Period is negative, the amount of interest attributable to that day may be less than zero, resulting in a reduction to Compounded SOFR used to calculate the interest payable on Compounded SOFR Notes on the Interest Payment Date for such Interest Period.

SOFR and the SOFR Index May Be Modified or Discontinued and Compounded SOFR Notes May Bear Interest by Reference to a Rate Other Than SOFR, Which Could Adversely Affect the Value of Compounded SOFR Notes

SOFR and the SOFR Index are published by the New York Federal Reserve based on data received by it from sources other than TMCC, and TMCC has no control over its methods of calculation, publication schedule, rate revision practices or availability of SOFR or the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR or the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in Compounded SOFR Notes. If the manner in which SOFR or the SOFR Index is calculated is changed, that change may result in a reduction in the amount of interest payable on such Compounded SOFR Notes and the trading prices of such notes. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or the Secured Overnight Financing Rate data in its sole discretion and without notice. With respect to any Compounded SOFR Notes, the interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

If the Initial Interest Rate, or Any Then in Effect Replacement Interest Rate, Applicable to a Floating Rate Note is Discontinued or Otherwise Unavailable, such Floating Rate Note Will Bear Interest by Reference to a Replacement Interest Rate Calculated as Determined Pursuant to the Applicable Note and Pricing Supplement, Which Could Adversely Affect the Value of, Return on and the Price at Which You Can Sell Such Floating Rate Notes; There Is No Guarantee that Any Replacement Interest Rate Calculation Will Be a Comparable Substitute for the Initial Interest Rate

Each floating rate note will bear interest pursuant to the interest rate formula stated in the applicable note and the applicable pricing supplement. Such interest rate formula will be comprised of an initial interest rate calculation as well as a series of replacement interest rate calculations. Should the initial interest rate calculation or any then in effect replacement interest rate become discontinued or otherwise unavailable, the replacement interest rate, or successor replacement interest rate, will determine the interest on the applicable floating rate note. Such replacement interest rate may not be comparable to the initial interest rate and may adversely affect the value of, return on and price at which you can sell such notes.

For example, with respect to Compounded SOFR Notes, such different rate will be a different Benchmark than the Secured Overnight Financing Rate plus a spread adjustment, which is referred to as a “Benchmark Replacement” and a “Benchmark Replacement Adjustment,” respectively. If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee), (ii) ISDA (as defined under “Description of the Notes—Interest and Interest Rates—General”) or (iii) in certain circumstances, TMCC or its designee. In addition, the terms of any notes linked to the Secured Overnight Financing Rate expressly authorize TMCC or its designee to make Benchmark Replacement Conforming Changes with respect to, among other things, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on Compounded SOFR Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of Compounded SOFR Notes in connection with a Benchmark Transition Event could adversely affect the value of, return on and price at which you can sell such notes.

In addition, (i) the composition and characteristics of the replacement rate will not be the same as those of the interest rate formula as defined in the applicable note and the applicable pricing supplement, the replacement interest rate basis will not be the economic equivalent of, and there can be no assurance that the replacement interest rate basis will perform in the same way as, the initial interest rate basis would have at any time, and there is no guarantee that the replacement interest rate basis will be a comparable substitute for the initial interest rate basis, (ii) any failure of the replacement interest rate basis to gain market acceptance could adversely affect such notes, (iii) the replacement interest rate basis may have a more limited history and the future performance of the replacement interest rate basis cannot be predicted based on historical performance, (iv) the secondary trading market for the notes linked to the replacement interest rate basis may be limited, (v) the administrator of the replacement interest rate basis may make changes that could change the value of the replacement rate or discontinue the replacement interest rate basis and has no obligation to consider your interests in doing so and (vi) the replacement interest rate adjustment may be zero or may not be adequate to compensate you for the replacement interest rate.

The Administrator of the Secured Overnight Financing Rate May Make Changes That Could Change the Value of the Secured Overnight Financing Rate or Discontinue the Secured Overnight Financing Rate and Has No Obligation to Consider Your Interests in Doing So

The New York Federal Reserve, as administrator of the Secured Overnight Financing Rate, may make methodological or other changes that could change the value of the Secured Overnight Financing Rate, including changes related to the method by which the Secured Overnight Financing Rate is calculated, eligibility criteria applicable to the transactions used to calculate the Secured Overnight Financing Rate, or timing related to the publication of the Secured Overnight Financing Rate. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable on any notes linked to the Secured Overnight Financing Rate, which may adversely affect the trading prices of any such notes. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of the Secured Overnight Financing Rate (in which case a fallback method of determining the interest rate on Compounded SOFR Notes or SOFR Notes as further described under “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—Compounded SOFR Notes—Effect of a Benchmark Transition Event” or “Description of the Notes—Interest and Interest Rates—Floating Rate Notes—SOFR Notes—Effect of a Benchmark Transition Event,” respectively, will apply). The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing the Secured Overnight Financing Rate.

Risks Related to Exchange Rates and Exchange Controls

An Investment in Notes Denominated or Payable in a Currency Other than U.S. Dollars Entails Special Risks Relating to Exchange Rates and Exchange Controls

An investment in a note denominated or payable in a currency other than U.S. dollars entails significant risks. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. These risks generally depend on factors over which TMCC has no control, such as economic and political events and the supply of, and demand for, the relevant currencies. Moreover, if payments on your notes denominated or payable in a currency other than U.S. dollars are determined by reference to a formula containing a multiple or leverage factor, the effect of any change in exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency for a note against the U.S. dollar would result in a decrease in the effective yield of such note (on a U.S. dollar basis) below its coupon rate, in the U.S. dollar equivalent value of payments made on such note and in the U.S. dollar equivalent market value of such note.

Except as set forth below in “—Foreign Currency Judgments Are Subject to Exchange Rate Risks,” and unless specified otherwise in the applicable pricing supplement, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to TMCC due to the imposition of exchange controls or other circumstances beyond TMCC’s control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to TMCC or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture (as defined below in “Description of the Notes—General”). However, if TMCC cannot make payment in a specified currency solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, TMCC will be able to satisfy its obligations under those notes by making payment in euro.

The information set forth in this prospectus supplement with respect to foreign currency risks is general in nature. TMCC disclaims any responsibility to advise prospective purchasers of foreign currency notes with respect to any matters that may affect the purchase, holding or receipt of payments of principal or premium, if any, and interest on such notes. Such persons should consult their own counsel with regard to such matters.

Foreign Currency Judgments Are Subject to Exchange Rate Risks

The notes and the Indenture will be governed by and construed in accordance with the internal laws of the State of New York. New York courts will normally enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. Courts in the United States outside New York customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

General Risk Factors

TMCC Is Not a Bank and Investments in the Notes Are Not Insured or Guaranteed by the Federal Deposit Insurance Corporation or Any Other Source

The notes will be obligations solely of TMCC and will not be obligations of, or directly or indirectly guaranteed by, TMC, Toyota Financial Services Corporation or any of their affiliates. If TMCC’s assets are insufficient to pay the principal of, and premium, if any, and interest on, the notes, you could lose some or all of your investment. No private or government source guarantees the return of your investment in the event of a failure by TMCC to pay interest or any premium on, or the principal of, the notes. No banking relationship exists between investors and TMCC.

DESCRIPTION OF THE NOTES

The following description of the terms of the notes is in addition to, and if and to the extent inconsistent, replaces, the description and general terms of the notes under “Description of Debt Securities” in the accompanying prospectus. The following description of the terms of the notes sets forth certain general terms and provisions of the notes. The particular terms of any notes offered by TMCC and the extent to which these general provisions may apply to such notes will be described in a pricing supplement relating to such notes. If the terms of particular notes described in a pricing supplement are different from those described in this prospectus supplement or in the prospectus, you should rely on the information in the pricing supplement.

General

TMCC will issue the notes as a series of debt securities (designated Medium-Term Notes, Series B) under an indenture, dated as of August 1, 1991, as amended by a first supplemental indenture, dated as of October 1, 1991, a second supplemental indenture, dated as of March 31, 2004, and a third supplemental indenture, dated as of March 8, 2011 (together, the “Indenture”), by and among TMCC, The Bank of New York Mellon Trust Company, N.A. and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (“DBTCA”). DBTCA will act as trustee for the notes (the “Trustee”). The following is a summary of certain provisions of the notes and of the Indenture and does not contain all of the information which may be important to you. You should read all provisions of the Indenture carefully, including the definitions of certain terms, before you decide to invest in the notes. A copy of the Indenture is an exhibit to the registration statement relating to the debt securities which includes the prospectus. See “Where You Can Find More Information” in the accompanying prospectus. The term “debt securities,” as used under this caption refers to all securities that may be issued under the Indenture, including the notes.

All debt securities, including the notes, issued and to be issued under the Indenture will be unsecured general obligations of TMCC and will rank equally with its other unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture does not limit the total principal amount of debt securities that TMCC may issue.

The notes offered by this prospectus supplement will be part of the same series of debt securities as TMCC’s previously issued Medium-Term Notes, Series B. As the notes constitute a single series of debt securities under the Indenture, holders of the notes will vote with holders of all other tranches of the Medium-Term Notes, Series B, as a single class. TMCC may issue an unlimited principal amount of its Medium-Term Notes, Series B.

The notes offered by this prospectus supplement will be offered on a continuing basis and will mature on a day that is nine months or more from the date of issue, as selected by the purchaser and agreed to by TMCC. The notes may bear interest at fixed or floating rates or may not bear any interest. Notes may be issued at a premium, or at discounts, including significant discounts, from their principal amount payable at the date on which the principal of such notes or installment of principal becomes due and payable, whether at the stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, including on a redemption date (each such date, a “Maturity”).

TMCC may change, from time to time, interest rates, interest rate and/or principal formulae and other variable terms of the notes, but no change will affect any note already issued or as to which TMCC has accepted an offer to purchase.

Terms May Vary Among Investors

Interest rates offered by TMCC for different notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any single transaction. TMCC may also offer notes with similar variable terms but different interest rates concurrently at any time. TMCC may also concurrently offer notes having different variable terms to different investors.

Reopenings

TMCC may reopen a prior issuance of its Medium-Term Notes, Series B by issuing additional notes with the same terms as the notes of such prior issuance. However, any additional notes of this kind may have a different original offering price or first interest payment date. Unless otherwise specified in the applicable pricing supplement, the additional notes will be considered part of the same issuance of notes for all purposes.

Redemption and Repayment

The notes will not be subject to any sinking fund. Unless otherwise specified in the applicable pricing supplement, a note will not be redeemable prior to its stated maturity date. If provided in an applicable pricing supplement, TMCC may redeem notes, in whole or in part, before their stated maturity at TMCC’s option on notice given not more than 15 nor less than 10 days (or on other notice described in the applicable pricing supplement) before the date of redemption, or through operation of a mandatory or optional sinking fund or analogous provisions. The pricing supplement will set forth the detailed terms of any redemption, including the date after or on which and the price or prices including premium, if any, at which the notes may be redeemed. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to repayment at the option of the holders.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on, or admitted to trading on or by, any stock exchanges and/or markets within or outside the United States. No note will have an established trading market when issued. A market for any particular issue of notes may not develop.

Interest and Interest Rates

General

Each note will not bear any interest or will bear interest from and including the date of issue (the “Original Issue Date”) at the rate per annum or, in the case of a floating rate note, pursuant to the interest rate formula (the “Interest Rate Basis or Bases”) stated in the applicable note and in the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable pricing supplement on which an installment of interest is due and payable (an “Interest Payment Date”) and at Maturity. The first payment of interest on any note originally issued between a Regular Record Date, as defined below, and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered holder on the next succeeding Regular Record Date.

“Business Day” means, unless otherwise specified in the applicable pricing supplement:

•	for CMT Rate Notes, any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities; and

•	for Compounded SOFR Notes and SOFR Notes, a day that is both (1) a day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a “New York Business Day”) and (2) a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities (a “U.S. Government Securities Business Day”); and

with respect to all other notes:

•	for U.S. dollar denominated notes:

o	a New York Business Day;

•	for non-U.S. dollar denominated notes (other than notes denominated in euro):

o	a day that is both (1) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (a “Principal Financial Center Business Day”) and (2) a New York Business Day; and

•	for euro denominated notes:

o	a day that is both (1) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System is open and (2) a New York Business Day.

“ISDA” means the International Swaps and Derivatives Association, Inc.

“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Principal Financial Center” means, unless otherwise specified in the applicable pricing supplement the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, euros, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney, Toronto, Brussels, Wellington, Johannesburg and Zurich, respectively.

“Regular Record Date” (i) if held in global book-entry only form, will be at the close of business on the date that is one Business Day immediately preceding the related Interest Payment Date or (ii) if held in definitive form, will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“Specified Currency” means the currency in which a particular note is denominated or payable (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country or entity which is then legal tender for the payment of such debts).

“Successor Source” means, in relation to any display page, other published source, information vendor or provider: (i) the successor display page, other published source, information vendor or provider that has been officially designated by the sponsor of the original page or source; or (ii) if the sponsor has not officially designated a successor display page, other published source, information vendor or provider (as the case may

be), the successor display page, other published source, information vendor or provider, if any, designated by the relevant information vendor or provider (if different from the sponsor).

Fixed Rate Notes

Fixed rate notes will bear interest at the rate per annum specified in the fixed rate note and applicable pricing supplement. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the notes to, but excluding, the related interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be paid on the basis of a 360-day year of twelve 30-day months.

Unless otherwise provided in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually on May 15 and November 15 of each year and at Maturity. Unless otherwise provided in the applicable pricing supplement, if any Interest Payment Date or the Maturity of a fixed rate note falls on a day that is not a Business Day, any principal, premium or interest payments will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

Floating Rate Notes

Interest Rate Basis. Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

•	the CMT Rate,

•	the Commercial Paper Rate,

•	Compounded Daily SOFR,

•	Compounded SOFR Index,

•	the Eleventh District Cost of Funds Rate,

•	the Federal Funds Rate,

•	the Federal Funds OIS Compound Rate,

•	the Prime Rate,

•	SOFR,

•	the Treasury Rate, or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

A floating rate note may bear interest with respect to two or more Interest Rate Bases.

Terms. Each applicable pricing supplement will specify the terms of a floating rate note, which may include:

•	whether the floating rate note is:

o	a “Regular Floating Rate Note,”

o	an “Inverse Floating Rate Note,” or

o	a “Floating Rate/Fixed Rate Note,”

•	the Interest Rate Basis or Bases,

•	the Initial Interest Rate,

•	the Interest Reset Dates,

•	the Interest Reset Period,

•	the Interest Rate Reset Cutoff Date,

•	the Interest Determination Date,

•	the Interest Payment Dates,

•	the Interest Period,

•	the Interest Payment Calculation Period,

•	Lookback Number,

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (“Index Maturity”),

•	Maximum Interest Rate and/or Minimum Interest Rate, if any,

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”),

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”), and

•	if one or more of the specified Interest Rate Bases is the CMT Rate, the Designated CMT Reuters Page and the Designated CMT Maturity Index.

The interest rate borne by floating rate notes will be determined, in general, as described below. However, if a floating rate note is designated as having an addendum, and the addendum specifies different or additional interest payment terms, the floating rate note will bear interest at the rate in accordance with the terms described in the addendum and the applicable pricing supplement.

Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an addendum attached which specifies different or additional interest payment terms, it will be a Regular Floating Rate Note and, except as described below or in an applicable pricing supplement, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on a Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date.

TMCC may change the Spread, Spread Multiplier, Index Maturity, Designated CMT Reuters Page and other variable terms of floating rate notes from time to time, but no change will affect any floating rate note previously issued or as to which TMCC has accepted an offer to purchase.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “Floating Rate/Fixed Rate Note,” then, except as described below or in an applicable pricing supplement, it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the applicable pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on a Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date until the date on which interest begins to accrue on a fixed rate basis (the “Fixed Rate Commencement Date”). Unless otherwise specified in the applicable pricing supplement, the interest rate in effect beginning on, and including, the Fixed Rate Commencement Date to Maturity will be the fixed interest rate, if that rate is specified in the applicable pricing supplement. If no fixed interest rate is specified, the interest rate will be the rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

Inverse Floating Rate Notes. If a floating rate note is designated as an “Inverse Floating Rate Note,” then, except as described below or in the applicable pricing supplement, it will bear interest at the rate equal to the fixed interest rate specified in the related pricing supplement minus the rate determined by reference to the Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

The interest rate on an Inverse Floating Rate Note will not be less than zero unless specified otherwise in the applicable pricing supplement. The interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate specified in the pricing supplement. Beginning on the first Interest Reset Date, the rate at which interest on an Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date.

Interest Reset Dates. Each applicable pricing supplement will specify whether the rate of interest on the floating rate note will be reset daily, weekly, monthly, quarterly, semiannually, annually or any other specified period (each, an “Interest Reset Period”) and the dates on which the interest rate will be reset (each, an “Interest Reset Date”). Unless specified otherwise in the applicable pricing supplement, the Interest Reset Date will be in the case of floating rate notes which reset:

•	daily — each Business Day;

•	weekly — the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

•	monthly — the third Wednesday of each month, with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate Notes is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly — the third Wednesday of March, June, September and December of each year;

•	semiannually — the third Wednesday of the two months specified in the applicable pricing supplement; and

•	annually — the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that, for Floating Rate/Fixed Rate Notes, the interest rate will not reset after the Fixed Rate Commencement Date.

Unless specified otherwise in the applicable pricing supplement, if any Interest Reset Date for a floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day (the “Following Business Day Convention”), except that in the case of a floating rate note as to which Compounded SOFR or SOFR is the applicable Interest Rate Basis, if the Business Day falls in the next succeeding calendar month, the applicable Interest Reset Date will be the immediately preceding Business Day (the “Modified Following Business Day Convention”).

Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined on the related Interest Determination Date, as defined below, immediately preceding such Interest Reset Date; or

•	if the day is not an Interest Reset Date, the interest rate determined on the related Interest Determination Date immediately preceding the most recent Interest Reset Date.

Interest Rate Reset Cutoff Date. A pricing supplement may also specify a date (an “Interest Rate Reset Cutoff Date”) prior to an Interest Reset Date on which the interest rate for a floating rate note will no longer be subject to adjustment. Beginning on the Interest Rate Reset Cutoff Date, the interest rate applicable from and including the Interest Rate Reset Cutoff Date to but excluding the next Interest Payment Date shall be determined based on the Interest Rate Basis in effect on the Interest Rate Reset Cutoff Date.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the annual rate at which interest may accrue during any interest period (“Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, on the annual rate at which interest may accrue during any interest period (“Minimum Interest Rate”).

In addition to any Maximum Interest Rate that may be applicable to a floating rate note under the above provisions, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States laws of general application.

Interest Payments. The interest payment dates applicable to a floating rate note will be specified in the related pricing supplement. Each floating rate note will bear interest from the date of issue at the rates specified in the note until the principal is paid or otherwise made available for payment. Except as provided below or in an applicable pricing supplement, the interest payment dates for floating rate notes will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly — the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly — the third Wednesday of March, June, September and December of each year;

•	semiannually — the third Wednesday of the two months of each year specified in the applicable pricing supplement;

•	annually — the third Wednesday of the month of each year specified in the applicable pricing supplement; and

•	in each case, at Maturity (each, an “Interest Payment Date”).

Unless specified otherwise in the applicable pricing supplement, if any Interest Payment Date for a floating rate note other than an Interest Payment Date at Maturity would otherwise be a day that is not a Business Day, the Interest Payment Date will follow the Following Business Day Convention, except that in the case of a floating rate note as to which Compounded SOFR or SOFR is the applicable Interest Rate Basis, unless specified in the applicable pricing supplement, if the Business Day falls in the next succeeding calendar month, the Interest Payment Date will follow the Modified Following Business Day Convention. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium and interest, if any, will be made on the next succeeding Business Day, and no interest on the payment will accrue for the period from and after Maturity.

Unless specified otherwise in the applicable pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655), and all dollar amounts used in or resulting from the calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or from and including the date of issue, if no interest has been paid), to but excluding the related Interest Payment Date. Interest payments on floating rate notes made at Maturity will include interest accrued to but excluding the date of Maturity.

Except as specified otherwise in the applicable pricing supplement, each floating rate note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis, or a “30/360” basis, in each case from the period from the Original Issue Date to the date of Maturity, unless otherwise specified in the applicable pricing supplement. If no day count convention is specified in the applicable pricing supplement, interest on floating rate notes will be paid on an “Actual/360” basis. For floating rate notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Interest Calculation Period, as defined below, will be calculated by multiplying:

(1)	the face amount of the floating rate note;

(2)	the applicable interest rate; and

(3)	the actual number of days in the related Interest Calculation Period and dividing the resulting product by 360 or 365, as applicable; or with respect to an Actual/Actual basis floating rate note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of:

•	the actual number of days in that portion of the related Interest Calculation Period falling in a leap year divided by 366, and

•	the actual number of days in that portion of the related Interest Calculation Period falling in a non-leap year divided by 365.

For floating rate notes calculated on a 30/360 basis, accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in the Interest Calculation Period. Unless specified otherwise in the applicable pricing supplement, for floating rate notes that accrue interest on a 30/360 basis, if any Interest Payment Date or the Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be.

“Interest Calculation Period” means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the date of issue in the case of the first Interest Reset Date) to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated.

Unless specified otherwise in the applicable pricing supplement, interest with respect to notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates. The interest rate applicable to each Interest Reset Period beginning on the Interest Reset Date with respect to that Interest Reset Period will be the rate determined on the applicable “Interest Determination Date,” as follows unless otherwise specified in the applicable pricing supplement:

•	the Interest Determination Date for the CMT Rate, the Commercial Paper Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date for the related note;

•	the Interest Determination Date for Compounded Daily SOFR will be the fifth U.S. Government Securities Business Day preceding each Interest Reset Date for the related note;

•	the Interest Determination Date for Compounded SOFR Index and SOFR will be the second U.S. Government Securities Business Day preceding each Interest Reset Date for the related note;

•	the Interest Determination Date for the Federal Funds Rate will be the same day as the Interest Reset Date or the first Business Day preceding each Interest Reset Date, as specified in the pricing supplement for the related note;

•	the Interest Determination Date for the Federal Funds OIS Compound Rate will be the same day as each Interest Reset Date for the related note;

•	the Interest Determination Date for the Eleventh District Cost of Funds Rate will be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “Eleventh District Cost of Funds Rate Notes”;

•	the Interest Determination Date for the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills, as defined below, are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be that preceding Friday;

•	the Interest Determination Date for a floating rate note whose interest rate is determined with reference to two or more Interest Rate Bases, will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date for the floating rate note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined and compared on that date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Agent and Calculation Date. Unless otherwise provided in the applicable pricing supplement, DBTCA will be the calculation agent. Upon request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such floating rate note. Unless specified otherwise in the applicable pricing supplement, the “Calculation Date,” if applicable, pertaining to any Interest Determination Date, will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day, or

•	the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

CMT Rate Notes. CMT Rate notes (“CMT Rate Notes”) will bear interest at the rates specified in the CMT Rate Notes and in the applicable pricing supplement. That interest rate will be based on the CMT Rate and any Spread and/or Spread Multiplier and will be subject to the Minimum Interest Rate and the Maximum Interest Rate, if any.

Unless specified otherwise in the applicable pricing supplement, “CMT Rate” means, for the applicable Interest Determination Date, any of the following rates published by the Federal Reserve System Board of Governors as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

•	the rate on that applicable Interest Determination Date, if the Designated CMT Reuters Page specified above is FRBCMT or any Successor Source; and

•	the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Reuters Page specified above is FEDCMT or any Successor Source.

The following procedures will be followed if the CMT rate cannot be determined as described above:

•	If the above rate is no longer displayed on the relevant page, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate will be the “Treasury constant maturities” rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the applicable Interest Determination Date for the related Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source.

•	If the information described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable Interest Determination Date will be calculated by the calculation agent as a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three leading primary United States government securities dealers in New York City selected by the calculation agent (after consultation with TMCC) (each, a “Reference Dealer”) from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity equal to the Designated CMT Maturity Index specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

•	If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding paragraph, the calculation agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers, selected using the same method described in the immediately preceding paragraph, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

•	If fewer than five but more than two, of the Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

•	If fewer than three Reference Dealers selected by the calculation agent are quoting as described above, the CMT Rate for that applicable Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement with respect to which the

CMT Rate will be calculated. If no maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index will be two years.

“Designated CMT Reuters Page” means the Reuters Page specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated.

Commercial Paper Rate Notes. Commercial Paper Rate notes (“Commercial Paper Rate Notes”) will bear interest at the rates (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Commercial Paper Rate” means the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement published in the H.15 Daily Update under the heading “Commercial Paper—Nonfinancial.”

The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

(1)	If the rate referred to above is not published in the H.15 Daily Update by 5:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate for the Interest Determination Date will be calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, as of the applicable Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (after consultation with TMCC) for U.S. dollar commercial paper having the Index Maturity designated in the applicable pricing supplement placed for industrial issuers whose bond rating is “Aa,” or the equivalent, from a nationally recognized rating agency.

(2)	If the dealers selected by the calculation agent are not quoting as mentioned in clause (1) above, the Commercial Paper Rate determined on the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release, published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15 or any Successor Source.

“Money Market Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360	× 100
360 – (D × M)

where:

“D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Compounded SOFR Notes. Compounded SOFR notes (“Compounded SOFR Notes”) will bear interest at the rate (calculated with reference to Compounded SOFR (as defined below) and the Spread and/or Spread Multiplier, if any) specified in the Compounded SOFR Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, the amount of interest accrued and payable on the Compounded SOFR Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Compounded SOFR Notes multiplied by (ii) the product of (a) Interest Rate (Compounded SOFR plus Spread) for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.

Unless specified otherwise in the applicable pricing supplement, “Compounded SOFR” means, with respect to any Interest Period:

(1)	where “Compounded Daily SOFR” is specified in the applicable pricing supplement as the manner in which the rate of interest is to be determined, the rate computed in accordance with the following formula:

where:

“d” is the number of calendar days in the relevant Interest Period;

“d0” is the number of U.S. Government Securities Business Days in the relevant Interest Period;

“i” is a series of whole numbers from 1 to “d0”, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Period;

“ni” for any U.S. Government Securities Business Day, is the number of calendar days from and including, such U.S. Government Securities Business Day up to but excluding the following U.S. Government Securities Business Day;

“p” is five, or such other number of U.S. Government Securities Business Days specified in the applicable pricing supplement as the “Lookback Number”;

“SOFR Reference Rate” in respect of any U.S. Government Securities Business Day means the rate determined in accordance with the following procedures:

(a)	the Secured Overnight Financing Rate for the applicable U.S. Government Securities Business Day published as of 3:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such day (the “SOFR Determination Time”); provided that:

(b)	if the rate specified in (a) above does not so appear as of the SOFR Determination Time, then:

(i)	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then the SOFR Reference Rate for such U.S. Government Securities Business Day shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website; or

(ii)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then the SOFR Reference Rate for such

U.S. Government Securities Business Day shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event” provisions described below.

“SOFRi-pUSBD” is, in respect of any U.S. Government Securities Business Day “i” falling in the relevant Interest Period, the SOFR Reference Rate for the U.S. Government Securities Business Day falling “p” U.S. Government Securities Business Days prior to such day.

(2)	where “Compounded SOFR Index” is specified in the applicable pricing supplement as the manner in which the rate of interest is to be determined, the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days in the relevant Observation Period.

“Observation Period” means, in respect of an Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of the Interest Period to but excluding two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the Original Issue Date to but excluding the two U.S. Government Securities Business Days preceding the first Interest Payment Date.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then:

(i)	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

SOFR Index Unavailable:

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date with respect to Compounded SOFR Notes where “Compounded SOFR Index” is specified in the applicable pricing supplement as the manner in which the rate of interest is to be determined, and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day “i” in the Observation Period, SOFRi for such day “i” shall be the Secured Overnight Financing Rate published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event:

If TMCC or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, TMCC or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by TMCC or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in TMCC or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

Definitions: For purposes of this “Compounded SOFR Notes” subsection:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if TMCC or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by TMCC or its designee as of the Benchmark Replacement Date.

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by TMCC or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by TMCC or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by TMCC or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that TMCC or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if TMCC or its designee decide that adoption of any portion of such market practice is not administratively feasible or if TMCC or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as TMCC or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by TMCC or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Eleventh District Cost of Funds Rate Notes. Eleventh District Cost of Funds Rate notes (“Eleventh District Cost of Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Eleventh District Cost of Funds Rate” means the rate equal to the monthly weighted average cost of funds set forth opposite the caption “11TH Dist COFI:” on the Reuters Screen COFI/ARMS Page or any Successor Source as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

(1)	If the rate referred to above is no longer published on the relevant page, or if not published by 11:00 A.M., San Francisco time, on the related Calculation Date, the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date.

(2)	If the Federal Home Loan Bank of San Francisco fails to announce the Index as referred to in clause (1) on or before the related Calculation Date for the calendar month immediately preceding the applicable Interest Determination Date, then the Eleventh District Cost of Funds Rate for the applicable Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds Rate Notes. Federal Funds Rate notes (“Federal Funds Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Federal Funds Rate” means the rate with respect to the applicable Interest Determination Date as set forth in the H.15 Daily Update for that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.”

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

(1)	If the rate referred to above is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Interest Determination Date will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (after consultation with TMCC) as of a time before 9:00 A.M., New York City time, on the applicable Interest Determination Date.

(2)	If the brokers so selected by the calculation agent are not quoting as referred to in clause (1) above, the Federal Funds Rate for the applicable Interest Determination Date will be the Federal Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds OIS Compound Rate Notes. Federal Funds OIS Compound Rate notes (“Federal Funds OIS Compound Rate Notes”) will bear interest at the rates (calculated with reference to the Federal Funds OIS Compound Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds OIS Compound Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, the “Federal Funds OIS Compound Rate” on the applicable Interest Determination Date immediately following an Interest Reset Period will be the rate of return of a daily compound interest investment calculated in accordance with the formula set forth below:

where:

“d0” is the number of New York Banking Days in the relevant Interest Reset Period;

“i” is a series of whole numbers from one to d0, each representing the relevant New York Banking Days in chronological order from, and including, the first New York Banking Day in the relevant Interest Reset Period;

“FEDFUNDi,” for any day “i” in the relevant Interest Reset Period, is a reference rate equal to the rate set forth in the H.15 Daily Update in respect of that day opposite the caption “Federal funds (effective)” as such rate is displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source under the caption “EFFECT.” Provided, (1) if such rate does not appear on Reuters Screen FEDFUNDS1 Page or any Successor Source or is not yet published in the H.15 Daily Update by 5:00 P.M., New York City time, on the related day, FEDFUNDi for that day will be calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the calculation agent and its affiliates, selected by the calculation agent (after consultation with TMCC) as of a time before 9:00 A.M., New York City time, on the applicable day; (2) if the brokers so selected by the calculation agent are not quoting as referred to in clause (1) above, FEDFUNDi for such day will be the rate displayed on the Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day and (3) if the rate is not displayed on Reuters Screen FEDFUNDS1 Page or any Successor Source in respect of the first preceding New York Banking Day, then FEDFUNDi for such day will be the FEDFUNDi in effect on the applicable Interest Determination Date;

“ni” is the number of calendar days in the relevant Interest Reset Period on which the rate is FEDFUNDi; and

“d” is the number of calendar days in the relevant Interest Reset Period.

“New York Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York, New York.

Prime Rate Notes. Prime Rate notes (“Prime Rate Notes”) will bear interest at the rates (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Prime Rate” means the rate on the applicable Interest Determination Date set forth in the H.15 Daily Update opposite the caption “Bank prime loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

(1)	If the rate referred to above is not so published by 5:00 P.M., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page US PRIME 1, as defined below, as that bank’s prime rate or base lending rate, as of 11:00 A.M. New York City time, for the applicable Interest Determination Date.

(2)	If fewer than four rates appear on the Reuters Page US PRIME 1 by 5:00 P.M., New York City time, on the related Calculation Date, the Prime Rate for the applicable Interest Determination Date will be the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by three major banks, which may include the calculation agent and its affiliates, in New York City selected by the calculation agent (after consultation with TMCC) as its U.S. dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

(3)	If the banks selected by the calculation agent are not quoting as described in clause (2) above, the Prime Rate for the applicable Interest Determination Date will be the Prime Rate in effect on the applicable Interest Determination Date.

“Reuters Page US PRIME 1” means the display designated as the “US PRIME 1” page on Reuters, or any Successor Source, for the purpose of displaying prime rates or base lending rates of major U.S. Banks.

SOFR Notes. SOFR notes (“SOFR Notes”) will bear interest at the rate (calculated with reference to SOFR and the Spread and/or Spread Multiplier, if any) specified in the SOFR Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “SOFR” means, with respect to any Interest Reset Date, the rate determined in accordance with the following procedures:

(1)	the Secured Overnight Financing Rate for the applicable Interest Determination Date published as of 5:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); provided that:

(2)	if the rate specified in (1) above does not so appear as of the SOFR Determination Time, then:

i.	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website; or

ii.	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Effect of a Benchmark Transition Event:

If TMCC or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, TMCC or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by TMCC or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in TMCC or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

Definitions: For purposes of this “SOFR Notes” subsection:

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if TMCC or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by TMCC or its designee as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by TMCC or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by TMCC or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by TMCC or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Payment Calculation Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that TMCC or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if TMCC or its designee decide that adoption of any portion of such market practice is not administratively feasible or if TMCC or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as TMCC or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by TMCC or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes. Treasury Rate notes (“Treasury Rate Notes”) will bear interest at the rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Notes and the applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, “Treasury Rate” means the rate from the auction held on the applicable Interest Determination Date (“Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement which appears on either the Reuters Screen USAUCTION10 Page or any Successor Source or the Reuters Screen USAUCTION11 Page or any Successor Source opposite such Index Maturity under the heading “INVEST RATE.”

The following procedures will be followed if the Treasury Rate cannot be determined as described above:

(1)	If the rate referred to above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury.

(2)	If the rate described in clause (1) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for the applicable Interest Determination Date will be the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement set forth in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills/(secondary market).”

(3)	If the rate described in clause (2) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the H.15 Daily Update under the caption “U.S. government securities/Treasury bills/secondary market.”

(4)	If the rate described in clause (3) above is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Interest Determination Date will be the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the calculation agent or its affiliates, selected by the calculation agent (after consultation with TMCC), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement.

(5)	If the dealers selected by the calculation agent are not quoting as described in clause (5) above, the Treasury Rate for the applicable Interest Determination Date will be the rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means, in respect of any security with a maturity of six months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N	× 100
360 – (D × M)

where:

“D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

“N” refers to 365 or 366, as the case may be; and

“M” refers to the actual number of days in the interest period for which interest is being calculated.

Indexed Notes

TMCC may from time to time offer notes (“Indexed Notes”) with the amounts payable determined by reference to:

•	the price or prices of specified commodities or stocks;

•	interest rate indices;

•	interest rate swap or exchange rate swap indices;

•	the exchange rate of one or more specified currencies relative to another currency; or

•	other indices as may be specified in the notes and described in the applicable pricing supplement.

Holders of Indexed Notes may receive amounts at Maturity that are greater than or less than the face amount of the Indexed Notes. The method for determining the amounts, if any, payable on Interest Payment Dates and at Maturity and any applicable historical information and other considerations, including material tax considerations, associated with Indexed Notes, will be set forth in the applicable pricing supplement. See “Risk Factors—Risks Related to the Structure of and Market for the Notes—An Investment in Notes Indexed to Interest Rate, Currency or Other Indices or Formulas Entails Special Risks” in this prospectus supplement for a description of risks associated with Indexed Notes.

For purposes of determining the voting rights of a holder of an Indexed Note indexed as to principal under the Indenture, the principal amount of the Indexed Note will be deemed to be equal to the face amount of that Note upon issuance.

Amortizing Notes

TMCC may from time to time offer notes (“Amortizing Notes”) with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. TMCC will provide further information concerning additional terms and conditions of any issue of Amortizing Notes in the applicable pricing supplement. TMCC will also include a table setting forth repayment information for each Amortizing Note in the applicable note and the applicable pricing supplement.

Original Issue Discount Notes

As described in “United States Federal Taxation,” TMCC may issue notes from time to time at a price less than its “stated redemption price at maturity,” resulting in the notes being treated as if they were issued with original issue discount for U.S. federal income tax purposes (“Original Issue Discount Notes”). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market. Additional considerations relating to Original Issue Discount Notes may be described in the applicable pricing supplement.

If a bankruptcy case is commenced by TMCC or against TMCC under the United States Bankruptcy Code, it is possible that a portion of the face amount of an original issue discount note would be treated as interest, and that the unamortized portion would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not an allowable claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict what portion, if any, of the face amount of an original issue discount note would be treated as unmatured interest, one possible result is that a bankruptcy court might determine the amount of unmatured interest on the note by (1) reference to the amount of amortized original issue discount of the original issue discount note for tax purposes or (2) the unamortized debt discount of the original issue discount note for financial accounting purposes. The valuation method chosen by a bankruptcy court could lead to a holder of an original issue discount note receiving upon bankruptcy an amount on account of principal different from that specified by the terms of the original issue discount note.

Form of the Notes

TMCC will issue the notes in registered form either as global notes pursuant to a book-entry system or by issuing multiple certificates in definitive form registered in the names of the investors. In addition to acting as trustee under the Indenture, unless otherwise specified in the applicable pricing supplement, DBTCA will also act as TMCC’s paying agent, authentication agent and registrar for the notes, acting through DBTCA’s corporate trust office at 1 Columbus Circle, 17th Floor, New York, New York 10019.

Book-Entry Notes. TMCC generally issues notes under a book-entry system where one or more global notes are issued to a depository or its nominee and ownership interests in the global notes are credited to investor accounts through participants in the depository’s system. Unless TMCC otherwise specifies in the applicable pricing supplement, global notes denominated in U.S. dollars will name a nominee of The Depository Trust Company, New York, New York (“DTC”) as the registered holder (each note so registered to DTC’s nominee is referred to herein as a “DTC Global Note”). If specified in the applicable pricing supplement, notes may also be issued in book-entry form and registered in the name of a common depository or its nominee for Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (each note so registered to Euroclear and Clearstream’s common depository or its nominee is referred to herein as a “Euroclear/Clearstream Global Note”). Links may be established among DTC, Clearstream and Euroclear to facilitate the issuance of the notes and cross-market transfers of interests in the notes associated with secondary market trading. When a book-entry system is used for issuing notes in global form, the depository or its nominee will be the owner of the global note in TMCC’s records and will be the entity entitled to all rights as a holder, including the right to all payments and the right to cast a vote, as further described under “DTC, Euroclear and Clearstream Arrangements” below.

DTC, Euroclear or Clearstream, as applicable, will be considered the sole owner of the global notes for all purposes. Beneficial interests in the global notes will be reflected through records maintained by each depository and participants in each depository system (“Direct Participants”). Purchases of notes under the DTC, Euroclear or Clearstream depository system must be made by or through their respective Direct Participants, which will receive a credit for the notes on the depository’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct Participants’ records and/or the records of other institutions that clear through or maintain a custodial relationship with a Direct Participant (an “Indirect Participant”). Participants in Euroclear and Clearstream may also be Beneficial Owners of DTC Global Notes. In this case, Clearstream and the Euroclear Operator will hold beneficial interests in a DTC Global Note on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear Operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial Owners will not receive written confirmation from DTC, Euroclear or Clearstream of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct Participants and/or Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC, Euroclear or Clearstream are registered in the name of their respective common depository or nominees. The deposit of notes with DTC, Euroclear or Clearstream and the registration of notes in the name of their respective common depository or nominees do not effect any change in beneficial ownership. DTC, Euroclear and Clearstream have no knowledge of the actual Beneficial Owners of the notes; their records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC, Euroclear or Clearstream to their respective Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC, Euroclear or Clearstream, as applicable. If less than all of the notes within an issue are being redeemed, the practice of DTC, Euroclear and Clearstream is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Certificated Notes. If a depository discontinues providing its services as depository with respect to the notes at any time and a successor depository is not obtained, or if a book-entry system is not utilized for a particular issuance of notes, investors will each receive a physical certificate evidencing their notes. The certificate will name the owner, unless such owner chooses to have a broker/dealer, bank, trust company or other representative hold these certificates on their behalf. If your name properly appears on the certificate and in TMCC’s register, then you will be considered the holder of your note for all purposes. For example, if TMCC needs to ask the holders of the notes to vote on a proposed amendment to the notes, you will be asked directly by TMCC to cast the vote regarding your note. If some other entity holds the certificates for you and is named as the holder in TMCC’s register, that entity will be considered the holder of your note in TMCC’s register and will be entitled to cast the vote regarding your note. However, depending on your arrangements, this entity may be required to contact you for voting instructions.

Exchanges. Certificated notes cannot be exchanged for book-entry global notes. Book-entry global notes can be exchanged for certificated notes only if (i) the depository for the global note notifies TMCC that it is unwilling or unable to hold global notes and another depository is not appointed or (ii) TMCC determines at any time that the notes shall no longer be represented by global notes, in which case TMCC will inform the applicable depository of such determination, who will, in turn, notify its participants of their right to withdraw their notes from the applicable depository. In these limited circumstances, TMCC will issue certificated notes in exchange for the book-entry notes. There will be no service charge for this exchange, but if a tax or other governmental charge is imposed, TMCC may require you to pay it.

Denominations. Each note will be issued in denominations of $1,000 and integral multiples of $1,000, unless otherwise provided in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, the notes will be denominated in U.S. dollars and payments of principal, premium and interest, if any, on the notes will be made in U.S. dollars. The denominations for notes denominated in a foreign currency will be set forth in the applicable pricing supplement.

Special Provisions Relating to Foreign Currency Notes

Form of Foreign Currency Notes. Unless otherwise indicated in the applicable pricing supplement, notes payable in currencies other than U.S. dollars initially offered and sold outside the United States using a book-entry system will be Euroclear/Clearstream Global Notes. If notes with the same terms are issued utilizing both a DTC Global Note and a Euroclear/Clearstream Global Note in order to allow transfers between account holders utilizing the different book-entry systems, the Trustee, as registrar (or any successor registrar) will adjust the amounts of the global notes on the register for the accounts of the nominees for the respective systems.

Payments on Foreign Currency Notes. Distributions of principal and interest with respect to a Euroclear/Clearstream Global Note will be credited, in the specified currency, to the extent received by Euroclear or Clearstream, to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures. If the pricing supplement provides for both a DTC Global Note and a Euroclear/Clearstream Global Note for notes denominated in currencies other than U.S. dollars, then a holder of a beneficial interest in a DTC Global Note will receive all payments of principal and interest in United States dollars in accordance with DTC’s rules and procedures, unless it has, or participants through which it holds its beneficial interest have, made other arrangements.

Secondary Market Trading

The following provisions will apply to trading in the secondary market:

•	Trading between DTC Participants. Secondary market sales of book-entry interests in DTC Global Notes between DTC participants will occur in the ordinary way in accordance with rules of DTC and its participants and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in United States dollars, or free of payment if payment is not effected in United States dollars. Where payment is not effected in United States dollars, separate payment arrangements outside DTC are required to be made between DTC participants.

•	Trading between Euroclear and/or Clearstream Participants. Secondary market sales of book-entry interests in a Euroclear/Clearstream Global Note to purchasers of book-entry interests in a Euroclear/Clearstream Global Note will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the conventional procedures applicable to Eurobonds.

The following provisions will apply to trading of notes in the secondary market where the applicable pricing supplement indicates that a particular issue of notes is issued both in the form of a DTC Global Note and a Euroclear/Clearstream Global Note.

•	Trading between DTC Seller and Euroclear/Clearstream Purchaser. When book-entry interests in notes are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC Global Note to the account of a Euroclear or Clearstream account holder wishing to purchase a beneficial interest in a Euroclear/Clearstream Global Note, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream account holder to DTC by 12:00 noon, New York

City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream account holder. On the settlement date, the custodian will instruct the registrar to (1) decrease the amount of notes registered in the name of the DTC nominee as evidenced by the DTC Global Note and (2) increase the amount of notes registered in the name of the nominee of the common depository for Euroclear and Clearstream as evidenced by the Euroclear/Clearstream Global Note. Book-entry interests will be delivered free of payment to Euroclear or Clearstream for credit to the relevant account holder on the first Business Day following the settlement date.

•	Trading between Euroclear/Clearstream Seller and DTC Purchaser. When book-entry interests in notes are to be transferred from the account of a Euroclear or Clearstream account holder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC Global Note, the Euroclear or Clearstream participant must send to Euroclear or Clearstream, delivery free of payment instructions within its established deadline one business day prior to the settlement date. Euroclear or Clearstream will in turn transmit appropriate instructions to the common depository for Euroclear and Clearstream and the registrar to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear and Clearstream account holder, as the case may be. On the settlement date, the common depository for Euroclear and Clearstream will (1) transmit appropriate instructions to the custodian who will in turn deliver such book-entry interests in the notes free of payment to the relevant account of the DTC participant and (2) instruct the registrar to decrease the amount of notes registered in the name of the nominee of the common depository for Euroclear and Clearstream as evidenced by the Euroclear/Clearstream Global Note, and to increase the amount of Notes registered in the name of the DTC nominee evidenced by the DTC Global Note.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

All transfers, notices, payments and other procedures, and the timing and sufficiency thereof, relating to DTC, Euroclear and Clearstream or any other such depository or nominee, are subject to the rules and procedures applicable to the relevant book-entry system. Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time by any of them.

DTC, Euroclear and Clearstream Arrangements

So long as DTC or its nominee or Euroclear, Clearstream, or their nominee or their common depository is the registered holder of global notes, DTC, Euroclear, Clearstream or such common depository or nominee, as the case may be, will be considered the sole owner of the global notes for all purposes. Payments of principal and interest in respect of the global notes will be made to DTC, Euroclear, Clearstream or such common depository or nominee, as the registered holder thereof, and any vote or other action to be taken by the holder shall be made or taken by such registered owner. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream and their participants. Generally, these depositories and the broker/dealers, banks, trust companies and other representatives that are part of their respective systems are required to provide for payment to investors in the notes, contact investors for voting instructions, and otherwise provide investors with the rights of a holder in accordance with the applicable procedures and rules of the depository and its participants.

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither TMCC nor the Trustee will have any responsibility to investors for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or account holders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the arrangements described above.

DTC, the world’s largest central securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (the “Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include the agents. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC Rules applicable to Direct Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book- entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the agents. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participants of Euroclear (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear Participants include investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the agents. Non-participants in

Euroclear may hold and transfer beneficial interests in a global note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depository for Euroclear.

Information concerning DTC, Clearstream, and Euroclear in this prospectus supplement has been obtained from sources TMCC believes to be reliable, but TMCC takes no responsibility for the accuracy thereof.

Methods of Payment

Unless otherwise specified in the applicable pricing supplement, DBTCA will act as TMCC’s paying agent and will make all payments of principal, premium and interest on the notes on TMCC’s behalf. Payments on global notes will be made to the account of the applicable depository’s nominee as registered holder by wire transfer of immediately available funds. Neither TMCC nor DBTCA can make any payments to owners of beneficial interests in book-entry notes. Instead, DTC, Euroclear or Clearstream, as applicable, will credit the funds to which an investor is entitled to the account of the participant through which the investor holds its note. That participant, in turn, will credit these funds to your account (or the account of any other intermediary through which you hold your note). Each registered holder of certificated notes will receive payments of principal and interest due at Maturity or earlier redemption by wire transfer of immediately available funds after presenting the matured or redeemed note at the Trustee’s corporate trust office in New York City, New York, initially at 1 Columbus Circle, 17th Floor, New York, New York 10019. Interest payable on a certificated note at any other time will be paid by check mailed to your address as it appears in the paying agent’s records. If you own $10,000,000 aggregate principal amount or more of notes having the same interest payment dates, TMCC may pay you interest prior to Maturity by wire transfer of immediately available funds if you give the appropriate instructions to the Trustee at least 15 calendar days before the applicable interest payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the holder of the note.

Except as set forth in “Risk Factors—Risks Related to Exchange Rates and Exchange Controls—Foreign Currency Judgments Are Subject to Exchange Rate Risks,” and unless specified otherwise in the applicable pricing supplement, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to TMCC due to the imposition of exchange controls or other circumstances beyond its control or is no longer used by the relevant government or for the settlement of transactions within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to TMCC or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the Indenture. However, if TMCC cannot make payment in a specified currency solely because that currency has been replaced by the euro, then, beginning with the date the replacement becomes effective, TMCC will be able to satisfy its obligations under those notes by making payment in euros. In addition, if any of the notes are not denominated in U.S. dollars or if the principal of, premium or interest on the notes is payable in or by reference to a currency or in amounts determined by reference to one or more currencies other than that in which the note is denominated, any other applicable provisions will be included in the note and described in the applicable pricing supplement.

Other Provisions; Addenda

Any provisions with respect to notes, including the determination of an Interest Rate Basis, the specification of Interest Rate Basis, the calculation of the interest rate applicable to a floating rate note, the Interest Payment Dates, the stated maturity date, any redemption or repayment provisions or any other matters may be modified as specified under “Other Provisions” on the face of the note or in an addendum to the note and in the applicable pricing supplement.

SECURED OVERNIGHT FINANCING RATE AND SOFR INDEX

Secured Overnight Financing Rate

The Secured Overnight Financing Rate is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that the Secured Overnight Financing Rate includes all trades in the Broad General Collateral Rate (as defined by the New York Federal Reserve), plus bilateral Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust Company, New York, New York (the “Depository”). The Secured Overnight Financing Rate is filtered by the New York Federal Reserve to remove a portion of the foregoing transactions considered to be “specials.” According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The New York Federal Reserve reports that the Secured Overnight Financing Rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral Treasury repurchase transactions cleared through the FICC’s delivery-versus-payment service, which are obtained from the U.S. Department of the Treasury’s Office of Financial Research (the “OFR”). If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. The Secured Overnight Financing Rate would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the agents or their affiliates. The New York Federal Reserve notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.

Each U.S. Government Securities Business Day, the New York Federal Reserve publishes the Secured Overnight Financing Rate on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or the OFR, or in the calculation process, subsequent to the initial publication of the Secured Overnight Financing Rate but on that same day, the Secured Overnight Financing Rate and the accompanying summary statistics may be republished at approximately 2:30 P.M., New York City time. Additionally, if transaction data from The Bank of New York Mellon or the OFR had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.

As the Secured Overnight Financing Rate is published by the New York Federal Reserve based on data received from other sources, TMCC has no control over its determination, calculation or publication. There can be no guarantee that the Secured Overnight Financing Rate will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Compounded SOFR Notes or SOFR Notes. The interest rate of Compounded SOFR Notes or SOFR Notes for any Interest Period or Interest Payment Calculation Period, respectively, will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the New York Federal Reserve may publish after the interest rate for such period has been determined. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable on the Compounded SOFR Notes or SOFR Notes and the trading prices of such notes.

SOFR Index

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the Secured Overnight Financing Rate. The SOFR Index value reflects the effect of compounding the Secured Overnight Financing Rate each business day and allows the calculation of compounded Secured Overnight Financing Rate averages over custom time periods.

The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.

Disclaimer Regarding the Secured Overnight Financing Rate and SOFR Index

The New York Federal Reserve began to publish the Secured Overnight Financing Rate in April 2018. The New York Federal Reserve has also begun publishing historical indicative Secured Overnight Financing Rates going back to 2014. Investors should not rely on any historical changes or trends in the Secured Overnight Financing Rate as an indicator of future changes in the Secured Overnight Financing Rate. Also, the Secured Overnight Financing Rate is a relatively new market index with relatively new market precedent, and the method for calculating a rate of interest based upon the Secured Overnight Financing Rate within those precedents varies. Further, the market precedent that exists for securities that use a compounded daily reference rate (such as Compounded Daily SOFR or Compounded SOFR Index) as the interest rate is relatively new, and the method for calculating a rate of interest based upon a compounded daily reference rate in those precedents varies. Market terms for debt securities indexed to the Secured Overnight Financing Rate, such as the spread over the index reflected in interest rate provisions, may evolve over time, and, as a result, trading prices of the Compounded SOFR Notes and SOFR Notes may be lower than those of later-issued indexed debt securities as a result. Similarly, uncertainty with respect to market conventions related to the calculation of another alternative rate and whether such alternative rate is a suitable replacement or successor for Compounded Daily SOFR or Compounded SOFR Index may adversely affect the liquidity, return on, value and trading market for Compounded SOFR Notes. Investors in the Compounded SOFR Notes or SOFR Notes may not be able to sell the Compounded SOFR Notes or SOFR Notes, respectively, at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The information contained in this section is based upon the New York Federal Reserve’s Website and other U.S. Government sources.

USE OF PROCEEDS

TMCC intends to use the net proceeds from the sale of the notes for general corporate purposes, including the purchase of earning assets and the retirement of debt. TMCC may use the net proceeds initially to reduce short-term borrowings or invest in short-term obligations.

United States FederaL Taxation

The following are the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the notes. This discussion applies to you only if you purchase the notes for cash and hold the notes as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, the consequences to taxpayers subject to special accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the consequences resulting from the Medicare tax on investment income, or to a holder subject to special rules, such as:

•	a financial institution;

•	an insurance company;

•	a dealer or trader in securities, commodities, or foreign currencies subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction or entering into a constructive sale with respect to the notes;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	an entity treated as a partnership for U.S. federal income tax purposes;

•	a regulated investment company;

•	a real estate investment trust; or

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA,” respectively.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. Prospective purchasers that are partnerships and any owners or partners in such partnerships are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of ownership and disposition of the notes in their particular situations.

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that in each case a holder of a note would be entitled under the terms of the note to receive a payment at maturity (or earlier retirement) equal to at least 100% of the principal amount of the note.

In addition, TMCC will not attempt to ascertain whether any issuer of any shares to which a note relates (whether shares of an individual issuer or a component of an equity index; such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code, or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to you if you are a U.S. Holder (as defined below), in the case of a PFIC, and to you if you are a Non-U.S. Holder (as defined below), in the case of a USRPHC, upon a taxable disposition of a note. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Shares is or becomes a PFIC or a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. The discussion herein assumes that the notes are in registered form for U.S. federal income tax purposes.

This discussion is subject to any additional discussion regarding U.S. federal taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. You are a “U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Stated Interest

Subject to the discussions below, stated interest paid on a note will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes (“method of tax accounting”).

Special rules governing the treatment of interest paid with respect to original issue discount notes, short-term notes, floating rate notes, foreign currency notes and contingent payment notes are described under “—Original Issue Discount,” “—Short-Term Notes,” “—Floating Rate Notes,” “—Foreign Currency Notes” and “—Contingent Payment Notes” below.

Taxable Disposition of the Notes

Subject to the discussions below, you will recognize taxable gain or loss upon a taxable disposition (including a sale, exchange or retirement) of a note equal to the difference between the amount realized and your adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest, which is treated as interest as described under “—Payments of Stated Interest” above. Your “adjusted tax basis” in a note will equal its cost, increased by the amount of any market discount or original issue discount previously included in income by you with respect to the note, and reduced by any amortized bond premium, any principal payments you receive and, in the case of an original issue discount note, any other payments that do not constitute qualified stated interest (as defined below under “—Original Issue Discount”).

Except as described below, gain or loss realized upon a taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of the taxable disposition, the note has been held for more than one year. Exceptions to this general rule apply in the case of a short-term note, to the extent of any accrued discount not previously included in your taxable income. See “—Short-Term Notes” below. In addition, other exceptions to this general rule apply in the case of contingent payment notes, certain foreign currency notes and notes that are acquired with market discount. See the discussions under “—Contingent Payment Notes,” “—Foreign Currency Notes” and “—Market Discount” below. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Original Issue Discount

General. A note (other than a short-term note or a contingent payment note, each as defined below) that is issued at an issue price less than its stated redemption price at maturity will be treated as issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below). The amount of original issue discount will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note equals the sum of all payments required under the note other than payments of qualified stated interest. “Qualified stated interest” is stated interest unconditionally payable in cash or property (other than in debt instruments issued by TMCC) at least annually during the entire term of the note. For a note that provides for interest only at a single fixed rate, qualified stated interest is equal to the outstanding principal balance of the note multiplied by the fixed rate of interest. Subject to the discussion below under “—Notes Subject to Early Redemption,” if a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated fixed rate generally is qualified stated interest and the excess, if any, is included in the stated redemption price at maturity for purposes of determining whether the note will be issued with original issue discount. See “—Floating Rate Notes” below with regard to qualified stated interest in the case of floating rate notes.

Subject to any additional discussion in the applicable pricing supplement and to the discussion below regarding reopenings, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the “issue price” of a note (i.e., the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) is equal to the note’s stated issue price indicated in the applicable pricing supplement.

A note will not be considered to have original issue discount if the difference between the note’s stated redemption price at maturity and its issue price is less than a de minimis amount, defined by applicable Treasury regulations, generally, as 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity or, generally, in the case of an “installment obligation” (as defined by applicable Treasury regulations), multiplied by the weighted average maturity. The “weighted average maturity” is the sum of the following amounts determined for each payment under the note other than a payment of qualified stated interest: (i) the number of complete years from the issue date of the note until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the note’s stated redemption price at maturity. If you hold a note with a de minimis amount of original issue discount, you will generally be required to include this original issue discount in income as capital gain on a pro rata basis as principal payments are made on the note. Notwithstanding the foregoing sentence, if a note has only a de minimis amount of original issue discount, then all stated interest (including stated interest that would otherwise be characterized as original issue discount) is treated as qualified stated interest.

If you hold an original issue discount note, you will be required to include any qualified stated interest payments when received or accrued in income in accordance with your method of tax accounting. You will also be required to include original issue discount in income as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments attributable to this income.

You may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election applies with respect to all of your taxable debt instruments and may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

Additional rules applicable to original issue discount notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of a specified currency other than the U.S. dollar, are described under “—Foreign Currency Notes” below.

Treasury regulations provide specific rules regarding whether additional notes issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original notes to which they relate for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, TMCC intends to treat additional notes issued by it in any reopening as part of the original issuance to which they relate for U.S. federal income tax purposes, and TMCC therefore expects that the amount of original issue discount on such additional notes will generally be the same as that of the original notes to which they relate. However, if the IRS were to successfully challenge such treatment, the additional notes would not be treated as part of the same issuance as the original notes and, therefore, the amount of original issue discount on the additional note could differ from that of an original note to which such additional note relates. In that event, because persons responsible for information reporting with respect to the notes may not be able to determine whether original notes or additional notes are held by a particular U.S. Holder, such persons may report an amount of original issue discount to the U.S. Holder and the IRS that exceeds the amount required to be included in the U.S. Holder’s income.

Notes Subject to Early Redemption. A note subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the note is treated as issued with original issue discount and, if so, the timing of accrual of the original issue discount). Under applicable Treasury regulations, TMCC will generally be presumed to exercise an unconditional option to redeem a note if the exercise of the option will lower the yield on the note. Conversely, you will generally be presumed to exercise an unconditional option to require TMCC to repurchase a note if the exercise of the option will increase the yield on the note. In either case, if such an option is not in fact exercised, the note will be treated, solely for purposes of calculating original issue discount, as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date. For purposes of this section, a note’s “adjusted issue price” is defined as the sum of its issue price and the aggregate amount of previously accrued original issue discount, less any prior payments on the note other than payments of qualified stated interest.

Under these rules, if a note provides for a fixed rate of interest that increases over the term of the note and TMCC has an option to redeem the note for an amount equal to the stated principal amount prior to the first date on which an increased rate of interest is in effect, the yield on the note will be lowered if TMCC redeems the note before the initial increase in the interest rate, and therefore TMCC’s redemption option will be treated as exercised. Since the note will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the note will not be treated as issued with original issue discount. If a note is not treated as issued with original issue discount and if, contrary to the presumption in the applicable Treasury regulations, TMCC does not redeem the note before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the note that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore generally will be treated as issued without original issue discount. Upon any scheduled increase in a note’s interest rate, if the remaining term (or deemed term) of the note will be one year or less, the rules governing short-term debt instruments (as provided below in “—Short-Term Notes”) may apply to a note deemed reissued at that time. You should consult with your tax adviser concerning the potential application of these rules.

Short-Term Notes

A note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance will be treated as a “short-term note.” Under the applicable

Treasury regulations, a short-term note will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term note (including all stated interest) over its issue price.

If you are a cash method taxpayer, you will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless you elect to do so. If you do not make such election, you should include the stated interest payments on the short-term notes, if any, as ordinary income upon receipt. Except in the case of stated interest payments, you generally will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a taxable disposition, as described below.

If you are an accrual method taxpayer, you will be required to include the discount in income as it accrues on a straight-line basis, unless you make an election to accrue the discount according to a constant yield method based on daily compounding. At maturity of the short-term notes, any gain realized will be treated as ordinary income. In the case of floating rate notes that are treated as short-term notes and that provide for a rate that sets in arrears, it is not clear whether or how any accrual should be determined. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a taxable disposition of a short-term note, any gain you recognize should be treated as ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and short-term capital gain otherwise. The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. Any loss you recognize will be treated as a short-term capital loss. The deductibility of capital losses is subject to limitations. If you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as discussed under “Disclosure Requirements” below. You should consult your tax adviser regarding this reporting obligation.

If you are a cash method taxpayer and you do not make the election to include the discount in income on an accrual basis, you will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until you include the discount on the notes in income or dispose of the notes (including in certain nontaxable transactions). You should consult your tax adviser regarding these deferral rules.

Floating Rate Notes

General. Floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:

•	the issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at current values of:

o	one or more qualified floating rates,

o	a single fixed rate and one or more qualified floating rates,

o	a single objective rate, or

o	a single fixed rate and a single objective rate that is a qualified inverse floating rate, each as defined in the applicable Treasury regulations; and

•	certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.

In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate note is denominated. In general, a variable rate is not a “qualified floating rate” if it is subject to (i) a restriction or restrictions on the maximum stated interest rate (a “cap”), (ii) a restriction or restrictions on the minimum stated interest rate (a “floor”), (iii) a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “governor”), or (iv) any other restrictions similar to (i), (ii) and (iii). Notwithstanding the preceding sentence, the following restrictions will not cause a variable rate to fail to be a qualified floating rate:

•	a cap, floor, or governor that is fixed throughout the term of the floating rate note;

•	a cap or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly less than the expected yield determined without the cap;

•	a floor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more than the expected yield determined without the floor; or

•	a governor or similar restriction that is not reasonably expected as of the issue date to cause the yield on the floating rate note to be significantly more or significantly less than the expected yield determined without the governor.

In general, an “objective rate” is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula that is based on objective financial or economic information. A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the two preceding sentences if the values of the applicable rates on the issue date are within 0.25% of each other.

Unless otherwise provided in the applicable pricing supplement, it is expected, and this discussion assumes, that a floating rate note will qualify as a variable rate debt instrument. Under the applicable Treasury regulations, special rules apply for purposes of determining whether a variable rate debt instrument is issued with original issue discount, as described below in “—Floating Rate Notes that Provide for a Single Variable Rate” and “—Floating Rate Notes that Provide for Multiple Rates.” If a floating rate note does not qualify as a variable rate debt instrument, then the floating rate note will generally be treated as a contingent payment debt instrument. In some cases, there may be uncertainty regarding whether a particular floating rate note is a variable rate debt instrument or a contingent payment debt instrument. For a description of the treatment of contingent payment debt instruments, see the discussion under “—Contingent Payment Notes” below.

Floating Rate Notes that Provide for a Single Variable Rate. All stated interest on a floating rate note will constitute qualified stated interest and will be taxed as described above in “—Payments of Stated Interest” if:

•	the floating rate note provides for stated interest at a single variable rate throughout the term thereof; and

•	the stated interest on the floating rate note is unconditionally payable in cash or other property (other than in TMCC’s debt instruments) at least annually.

Thus, such a floating rate note will generally not be treated as issued with original issue discount unless the floating rate note is issued at an issue price below its stated principal amount and the difference between the issue price and the stated principal amount is equal to or greater than a specified de minimis amount, as described above under “—Original Issue Discount—General.”

If a floating rate note that provides for stated interest at a single variable rate is issued with original issue discount equal to or greater than a specified de minimis amount, the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such a floating rate note are determined under the rules applicable to fixed rate debt instruments, discussed under “—Original Issue Discount—General” above, by assuming that the variable rate is a fixed rate equal to:

•	in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate; or

•	in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the floating rate note.

The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

Floating Rate Notes that Provide for Multiple Rates. In general, other than as discussed above regarding certain notes with multiple rates within 0.25% of each other as of the issue date, a floating rate note that provides for (i) multiple floating rates or (ii) one or more floating rates in addition to a single fixed rate will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the floating rate note. A floating rate note must be converted into an “equivalent” fixed rate debt instrument by substituting for any qualified floating rate or qualified inverse floating rate provided for under the terms of the floating rate note a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the floating rate note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the floating rate note is converted into a fixed rate that reflects the yield that is reasonably expected for the floating rate note. In the case of a floating rate note that provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the floating rate note provides for a qualified inverse floating rate). Under those circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the floating rate note as of the floating rate note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the substitute qualified floating rate or qualified inverse floating rate, as appropriate, rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the floating rate note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the floating rate note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general original issue discount rules to the “equivalent” fixed rate debt instrument, and a U.S. Holder of the floating rate note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument, as described under “—Original Issue Discount—General” above.

In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest (or, in certain circumstances, original issue discount) assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the floating rate note during the accrual period. If the amount of interest you receive on the floating rate note in a taxable year is greater than the interest assumed to be paid or accrued under the equivalent fixed rate debt instrument, the excess is generally treated as additional qualified stated interest taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of qualified stated interest you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Market Discount

If you purchase a note (other than a short-term note or a contingent payment note) for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount note, its adjusted issue price, defined above under “—Original Issue Discount—General”) the amount of the difference will in general be treated as market discount for U.S. federal income tax purposes. However, if such difference is less than 0.25% of the note’s stated redemption price at maturity, multiplied by the number of complete years to maturity after your purchase, the note will be considered to have only “de minimis market discount” which will in general not be treated as market discount for U.S. federal income tax purposes.

If the note has market discount, you generally will be required to treat any principal payment (or in the case of an original issue discount note, any payment that does not constitute qualified stated interest) on, or any gain upon a taxable disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless you have previously included this market discount in income pursuant to an election to include market discount in income as it accrues or pursuant to a constant yield election by you as described under “—Original Issue Discount—General” above. If you dispose of such a note in certain nontaxable transactions, accrued market discount will be includible as ordinary income to you as if you had sold the note in a taxable transaction at its then fair market value. In addition, you may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Acquisition Premium and Amortizable Bond Premium

If you purchase a note (other than a contingent payment note) for an amount that is greater than the note’s adjusted issue price but less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that you must include in your gross income with respect to the note for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If you purchase a note (other than a contingent payment note) for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will generally be considered to have purchased the note with amortizable bond premium equal to such excess. You may elect to amortize this bond premium, using a constant yield method, over the remaining term of the note. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

You may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in your income with respect to the note in that accrual period. Special rules may apply in the case of notes that are subject to optional redemption that may have the effect of reducing the amount of amortizable bond premium on those notes. In addition, if you purchase a note with amortizable bond premium that was issued with original issue discount, you will not be required to include any original issue discount in your income with respect to the note.

If you make a constant yield election (as described under “—Original Issue Discount—General” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Contingent Payment Notes

General. Certain floating rate notes that do not qualify as variable rate debt instruments as described above and certain other notes providing for contingent payments will generally be treated as “contingent payment debt instruments” for U.S. federal income tax purposes (and will be referred to in this discussion as “contingent payment notes”). Contingent payment notes will be subject to special rules that govern the tax treatment of debt obligations that are treated under applicable Treasury regulations (the “contingent payment debt regulations”) as providing for contingent payments.

Pursuant to the contingent payment debt regulations, if you hold a contingent payment note, you will be required to accrue interest income on the contingent payment note on a constant yield basis, based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of tax accounting. Accordingly, you may be required to include interest in income in a year in excess of any stated interest payments actually received in that year. No interest payments on a contingent payment note are qualified stated interest payments.

The contingent payment debt regulations provide that you must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the contingent payment note that equals the product of:

•	the adjusted issue price (as defined below for purposes of this section) of the contingent payment note as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the contingent payment note, adjusted for the length of the accrual period; and

•	a fraction, the numerator of which is the number of days during the accrual period that you held the contingent payment note and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a contingent payment note is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below, and without regard to actual amounts paid) previously made with respect to the contingent payment note.

The term “comparable yield” as used in the contingent payment debt regulations means the greater of (i) the annual yield TMCC would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent payment notes, and (ii) the applicable federal rate (which is published monthly by the IRS).

The contingent payment debt regulations require that TMCC provide, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the contingent payment notes. This schedule must produce a yield to maturity that equals the comparable yield.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine your interest accruals and adjustments thereto in respect of the contingent payment notes for U.S. federal income tax purposes. They do not constitute a projection or representation by TMCC regarding the actual amounts that will be paid on the contingent payment notes.

Adjustments to Interest Accruals on the Contingent Payment Notes. If, during any taxable year, you receive actual payments with respect to your contingent payment note that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent payment debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the contingent payment note that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent payment debt regulations equal to the amount of such deficit. This net negative adjustment:

•	will first reduce your interest income on the contingent payment note for that taxable year;

•	to the extent of any excess, will give rise to an ordinary loss to the extent of your interest income on the contingent payment note during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

•	to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the contingent payment note or to reduce the amount realized upon a taxable disposition of the contingent payment note.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which a deduction would be unavailable or, beginning in 2026, available only to a limited extent).

Special rules will apply if one or more contingent payments on a contingent payment note become fixed. If one or more contingent payments on a contingent payment note become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the relevant contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a contingent payment note become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the note. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent payment debt regulations. Your tax basis in the note and the character of any gain or loss on the sale of the note will also be affected in this event. You should consult your tax adviser concerning the application of these special rules.

Taxable Disposition of the Contingent Payment Notes. Generally, a taxable disposition of a contingent payment note will result in taxable gain or loss to you. The amount of gain or loss will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by you, including the fair market value of any stock received, from the taxable disposition of the contingent payment note (the “amount realized”) and (b) your adjusted tax basis in the contingent payment note. As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized on the taxable disposition of the contingent payment note.

For purposes of determining the amount realized on the scheduled retirement of a contingent payment note, you will be treated as receiving the projected amount of any contingent payment due on the scheduled retirement.

As previously discussed, to the extent that actual payments with respect to the notes during the year of the scheduled retirement, including a contingent payment at maturity, are greater or less than the projected payments for such year, you will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be.

Your adjusted tax basis in a contingent payment note generally will be equal to your original purchase price for the contingent payment note, increased by any interest income previously accrued by you (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the contingent payment note (without regard to the actual amount paid).

Gain recognized by you upon a taxable disposition of a contingent payment note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent payment note and, thereafter, capital loss (which will be long-term capital loss if the contingent payment note has been held for more than one year). The deductibility of capital losses is subject to limitations. If you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as discussed under “Disclosure Requirements” below. You should consult your tax adviser regarding this reporting obligation.

Purchase of Contingent Payment Notes at a Price Other Than the Adjusted Issue Price. If you purchase a contingent payment note for an amount that differs from the adjusted issue price of the contingent payment note at the time of purchase, you will be required to make additional positive or negative adjustments to interest income on the contingent payment note equal to the difference between the purchase price of the contingent payment note and its adjusted issue price at the time of purchase. If the purchase price of the contingent payment note is less than its adjusted issue price at the time of purchase a positive adjustment will result, and if the purchase price is greater than its adjusted issue price at the time of purchase a negative adjustment will result. You will be required to reasonably allocate the positive or negative adjustment (as the case may be) to daily portions of accrued interest (for example, to the extent the adjustment is attributable to a change in interest rates since the original issue date of the contingent payment note) or projected payments (for example, to the extent the adjustment is attributable to a change in the expected amounts of contingent payments potentially payable in respect of the contingent payment note, and not to a change in interest rates) over the remaining term of the contingent payment note. If the contingent payment note is listed on a national securities exchange or an interdealer quotation system sponsored by a national securities association, you generally would be permitted, but not required, to allocate such adjustment on a pro rata basis to the daily portions of accrued interest (as described above) over the remaining term of the contingent payment note. This pro rata allocation, however, would not be reasonable and thus would not be permitted to the extent that the allocation produces a deemed yield on the contingent payment note that is less than the applicable federal rate for the contingent payment note as of the purchase date (determined as if the remaining term of the contingent payment note were the term of the contingent payment note). Any adjustment allocated to a daily portion of accrued interest will be taken into account on the date such daily portion accrues. Any adjustment allocated to one or more projected payments will be taken into account when the relevant projected payment is made (or if the projected payment becomes fixed more than six months prior to the due date for payment, when such payment becomes fixed). Any such positive or negative adjustment will increase or decrease, respectively, your adjusted tax basis in the contingent payment note at the time such adjustment is required to be taken into account.

Foreign Currency Notes

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which TMCC refers to as “foreign currency notes.” However, the U.S. federal income tax consequences to you of the ownership and disposition of other currency-linked notes and nonfunctional currency contingent payment debt instruments are not discussed in this prospectus supplement and will be discussed in the applicable pricing supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss realized upon a taxable disposition of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on your particular situation. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Stated Interest on Foreign Currency Notes. If you use the cash method of tax accounting and receive a payment of qualified stated interest (or proceeds from a taxable disposition attributable to accrued qualified stated interest) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency. If you receive a payment of qualified stated interest in U.S. dollars, you should include the amount of this payment in income upon receipt. To the extent that you are required to accrue original issue discount on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the original issue discount.

If you use the accrual method of tax accounting, you will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium to the extent applicable, each calculated in the relevant foreign currency) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize foreign currency gain or loss as ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the taxable disposition attributable to accrued interest are actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including original issue discount) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Foreign currency gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the same period as a return of principal that is treated in the same manner as on the taxable disposition of the foreign currency note (as discussed below). Any such foreign currency gain or loss will be ordinary income or loss as described below.

Tax Basis in the Foreign Currency Notes. Your tax basis in a foreign currency note, and the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. However, if you are a cash method taxpayer who purchases foreign currency notes traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase. If you are an accrual method taxpayer, you may elect the same treatment for all purchases of foreign currency notes traded on an established securities market. If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Taxable Disposition of the Foreign Currency Notes. Foreign currency gain or loss recognized upon a taxable disposition of a foreign currency note will be ordinary income or loss that will not be treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between (i) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously amortized) in the relevant foreign currency of the note, determined on the date the payment is received in exchange for the note or the foreign currency note is disposed of, and (ii) the U.S. dollar value of your purchase price (excluding any amortizable bond premium previously amortized) in the foreign currency of the note, determined on the date you acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of stated interest on foreign currency notes described above. Foreign currency gain or loss realized upon the taxable disposition of any foreign currency note will be recognized only to the extent of the total gain or loss realized by you on the taxable disposition of the foreign currency note. Any gain or loss realized by you in excess of the foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, or, in the case of a short-term note, to the extent of any discount not previously included in your income). The deductibility of capital losses is subject to limitations. If you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as discussed under “Disclosure Requirements” below. You should consult your tax adviser regarding this reporting obligation.

You will have a tax basis in any foreign currency received on a taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of such taxable disposition. If you are a cash method taxpayer and you buy or sell a foreign currency note that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations with respect to such foreign currency between the trade date and the settlement of the purchase or sale. If you are an accrual method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market. This election cannot be changed without the consent of the IRS. Otherwise, an accrual method taxpayer will realize foreign currency gain or loss to the extent the U.S. dollar value of the foreign currency received (based on the spot rate in effect on the date of receipt) differs from the U.S. dollar value of the foreign currency on the date of the taxable disposition of the note. Any gain or loss realized by you on the taxable disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder for purposes of this discussion if you are:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	a former citizen or resident of the United States; or

•	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.

If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Interest on the Notes

Subject to the discussions below under “—Possible Application of Section 871(m) of the Code” and “FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of interest (including original issue discount, if any) on a note, provided that:

•	you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of TMCC’s stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to TMCC through stock ownership;

•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code;

•	you furnish to TMCC or the applicable withholding agent an appropriate IRS Form W-8, certifying under penalties of perjury that you are not a U.S. person.

Taxable Disposition of the Notes

Subject to the discussions below under “—Possible Application of Section 871(m) of the Code” and “FATCA,” you generally will not be subject to U.S. federal income tax (including withholding tax) on gain recognized upon a taxable disposition of the notes (other than gain treated as interest income, which is subject to the rules in “––Interest on the Notes” above).

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) impose a 30% withholding tax on certain “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) could apply to notes linked to U.S. equities or indices that include U.S. equities offered under this prospectus supplement (such as certain Indexed Notes), under certain circumstances, even in cases where no current payment is made under the notes or where the notes do not provide for any payment that is explicitly linked to a dividend. If withholding is required, TMCC will not be required to pay any additional amounts with respect to amounts withheld. You should consult with your tax adviser regarding the potential application of Section 871(m). Where warranted, TMCC will disclose further information regarding the possible application of Section 871(m) in the applicable pricing supplement.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, a note that is treated as a debt obligation for U.S. federal estate tax purposes generally will not be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” You should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the notes in your particular situation and the availability of benefits provided by an applicable estate tax treaty, if any.

Information Reporting and Backup Withholding

Payments on the notes as well as the proceeds of a taxable disposition of the notes may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that furnishes to TMCC or the applicable withholding agent the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

Possible Taxable Event

Certain modifications to the terms of the notes, including the designation of a successor reference rate, could result in a “significant modification” of the affected notes. A significant modification would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder. You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Disclosure Requirements

Applicable Treasury regulations require taxpayers that participate in certain “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria. Whether an investment in a note constitutes a “reportable transaction” for you depends on your particular circumstances. “Reportable transactions” include, among other things, “loss transactions” that result in a taxpayer’s claiming certain losses in excess of specified amounts and certain transactions identified by the IRS. In the case of a loss transaction, the threshold amount that gives rise to a reporting requirement is lower for foreign currency losses than for other losses. You should consult your tax adviser concerning any possible disclosure obligation that you may have with respect to your investment in the notes and should be aware that TMCC (or other participants in the transaction) may determine that the investor list maintenance requirement applies to the transaction and comply accordingly with this requirement.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income, which includes, among other things, interest. While existing Treasury regulations would also require withholding on payments of gross proceeds of the taxable disposition of financial instruments that provide for U.S.-source interest, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

TMCC is offering the notes on a continuing basis through BofA Securities, Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SG Americas Securities, LLC, TD Securities (USA) LLC and Toyota Financial Services Securities USA Corporation, who have agreed to use their reasonable efforts to solicit offers to purchase the notes. TMCC may also sell notes to these agents, as principal, for resale to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by the agent, or, if so specified in an applicable pricing supplement, at a fixed initial offering price. TMCC also reserves the right to sell notes directly on its own behalf or through other persons, acting either as agent or principal, on substantially identical terms as those applicable to the agents listed on the front cover of this prospectus supplement. In this prospectus supplement, persons who solicit offers to purchase the notes from TMCC as agents or purchase the notes from TMCC as principal for resale are referred to as “agents.”

TMCC reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, without notice and may reject orders in whole or in part whether placed directly with TMCC or through one of the agents. The agents will have the right, in their discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by them. Unless otherwise specified in the applicable pricing supplement, TMCC will pay a commission to the agents for sales of notes on an agency basis ranging from 0.050% to 0.875% of the principal amount of the note, depending on the stated maturity of the note (or for a note with a stated maturity of more than 30 years, a commission as agreed upon by TMCC and the related agent at the time of sale) sold through the agents.

The agents may offer the notes they have purchased from TMCC as principal to other dealers for resale to investors and other purchasers, and may allow a portion of the discount received in connection with the purchase to other dealers. Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased by the agent at a price equal to 100% of the principal amount of the notes less a commission agreed to by the agent and TMCC, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to other dealers as described above. After the initial public offering of notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price and the discounts offered by the agents to other dealers may be changed.

Unless otherwise specified in an applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement. With respect to each issuance of the notes, TMCC expects to deliver the notes against payment therefor on the original issue date specified in the applicable pricing supplement. Currently, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Beginning May 28, 2024, trades in the secondary market will generally be required to settle on the next business day, unless the parties to any such trade expressly agree otherwise. Accordingly, prior to May 28, 2024, if the original issue date for any issuance of the notes is more than two business days after the pricing date, purchasers who wish to trade the notes more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement. Beginning May 28, 2024, if the original issue date for any issuance of the notes is more than one business day after the pricing date, purchasers who wish to trade the notes more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). TMCC has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect of these liabilities. TMCC has agreed to reimburse each of the agents for certain expenses.

No note will have an established trading market when issued. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on, or admitted to trading on or by, any stock exchanges and/or markets within or outside the United States. The agents may from time to time make a market in the notes but are not obligated to do so and may cease at any time.

In addition to the offerings of notes described herein, debt securities having terms substantially similar to the terms of the notes offered hereby (but constituting a separate series of debt securities for purposes of the Indenture) may be offered outside the United States by TMCC on a continuing basis, concurrently with the offering of the notes hereby. TMCC may also sell notes, other debt securities or other securities pursuant to another prospectus supplement to the accompanying prospectus.

In connection with the offering of notes purchased by an agent as principal on a fixed price basis, the agent is permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If the agents create a short position in the notes in connection with the offering by selling more notes than they have purchased from TMCC, then the agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than in the absence of these purchases. The agents are not required to engage in these activities, and may end any of these activities at any time. Neither TMCC nor the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes.

Conflicts of Interest

Some of the agents and their affiliates have provided, and may in the future provide, investment banking, commercial banking and other services to TMCC or its affiliates in the ordinary course of business. They have received, or may in the future receive, customary fees and commissions for these services.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of TMCC or its affiliates. Certain of the agents or their affiliates that have a lending relationship with TMCC or its affiliates routinely hedge, and certain other of those agents or their affiliates may hedge, their credit exposure to TMCC and its affiliates consistent with their customary risk management policies. A typical such hedging strategy would include these agents or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in TMCC’s securities or those of its affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

TMCC may enter into hedging transactions in connection with any particular issue of notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, an agent participating in the distribution of that issue of notes, or an affiliate of that agent. Agents and their affiliates may receive compensation, trading gain or other benefits in connection with the hedging transactions described above.

Toyota Financial Services Securities USA Corporation (“TFSS USA”), an affiliate of TMCC, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The principal business of TFSS USA is to sell debt securities of its affiliates, including those of TMCC. Because TFSS USA is an affiliate of TMCC, TFSS USA may be deemed to have a “conflict of interest” with TMCC pursuant to FINRA Rule 5121. Accordingly, any offering of notes under this prospectus supplement in which TFSS USA participates will be made in compliance with the applicable rules and requirements of the FINRA, including FINRA Rule 5121.

Selling Restrictions

TMCC has taken no action that would permit a public offering of the notes outside the United States. Each agent has agreed to comply with the following selling restrictions and any additional agent appointed by TMCC will be required to represent and agree to all applicable restrictions:

European Economic Area

Unless otherwise specified in the applicable pricing supplement, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

Unless otherwise specified in the applicable pricing supplement, the notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the PRIIPs Regulation. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the EUWA or have been implemented in UK domestic law, as appropriate.

This prospectus supplement and the accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Promotion Order, (ii) are persons falling within Article

49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

Unless otherwise specified in the applicable pricing supplement, the notes may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus and any pricing supplement (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the managers are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with any offering.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (the “DFIC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DFIC.

Hong Kong

Unless otherwise specified in the applicable pricing supplement, each agent represents, warrants and agrees that:

(i)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and

Futures of Hong Kong (the “SFO”)) other than (a) to “professional investors” as defined in the SFO and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

(ii)	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or other document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Korea

Unless otherwise specified in the applicable pricing supplement, the notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the notes.

Republic of China

Unless the applicable pricing supplement specifies that the notes will be listed on the Taipei Exchange in Taiwan (the “Taipei Exchange”) pursuant to the Taipei Exchange Rules Governing Management of Foreign Currency Denominated International Bonds (“TPEx Rules”), such notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the Republic of China (the “ROC”) and/or other regulatory authority of the ROC pursuant to relevant securities laws and regulations and may not be sold, issued or offered within the ROC through a public offering or in circumstances that constitute an offer within the meaning of the Securities and Exchange Act of the ROC or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC. No person or entity in the ROC has been authorized to offer or sell the notes in the ROC.

If the applicable pricing supplement specifies that the notes will be listed on the Taipei Exchange pursuant to the TPEx Rules, the notes have not been and will not be offered, sold or re-sold, directly or indirectly to investors other than to “professional institutional investors” (“Professional Institutional Investors”) as defined under Paragraph 2 of Article 4 of the Financial Consumer Protection Act of the ROC, which as of the date hereof includes: (i) overseas or domestic banks, securities firms, futures firms and insurance companies (excluding insurance agencies, insurance brokers and insurance surveyors), the foregoing as further defined in more detail in Paragraph 3 of Article 2 of the Organization Act of the Financial Supervisory Commission (the “FSC”) of the ROC, (ii) overseas or domestic fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, and funds managed by financial service enterprises pursuant to the ROC Securities Investment Trust and Consulting Act, the ROC Future Trading Act or the ROC Trust Enterprise Act, or investment assets mandated and delivered by or transferred for trust by financial consumers and (iii) other institutions recognized by the FSC of the ROC. Purchasers of the notes are not permitted to sell or otherwise dispose of the notes except by transfer to the aforementioned Professional Institutional Investors.

Singapore

Unless otherwise specified in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 (“SFA”), and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and Section 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may any notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

It is a condition of the offer that where any notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired any notes, except: (i) to an institutional investor (as defined in Section 4A of the SFA), an accredited investor, a relevant person (as defined in Section 275(2) of the SFA) or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4) of the SFA (in the case of that trust); (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of TMCC’s obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, TMCC has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes will be “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, sold or advertised, directly or indirectly, into or from Switzerland and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus according to the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors provided there is no publicity for the notes in Switzerland and no Swiss prospectus requirements are triggered. This prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may `not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this pricing supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

VALIDITY OF THE NOTES

Ellen L. Farrell, Esq., General Counsel of TMCC, will pass upon the validity of the notes offered by this prospectus supplement for TMCC. O’Melveny & Myers LLP will pass upon the validity of the notes offered by this prospectus supplement and act as counsel for the underwriters, dealers or agents, if any.

TOYOTA MOTOR CREDIT CORPORATION

Medium-Term Notes, Series B

PROSPECTUS SUPPLEMENT

BofA Securities

Arranger

Barclays

Citigroup

Deutsche Bank Securities

HSBC

J.P. Morgan

Mizuho

Morgan Stanley

RBC Capital Markets

SOCIETE GENERALE

TD Securities

Toyota Financial Services Securities USA Corporation

January 22, 2024